                                                                  EXHIBIT 10.33

                        CONFIDENTIAL TREATMENT REQUESTED
Confidential Portions Of This Agreement Which Have Been Redacted Are Marked With
  Brackets ([* * *]). The Omitted Material Has Been Filed Separately With The
                      Securities And Exchange Commission.

-------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT

                                 by and between

                             ASTRAZENECA UK LIMITED

                                      and

                    FIRST HORIZON PHARMACEUTICAL CORPORATION

                         dated as of February 12, 2002


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


                               TABLE OF CONTENTS

RECITALS.........................................................................................................1

AGREEMENT........................................................................................................1

ARTICLE I.    DEFINITIONS........................................................................................1
   Section 1.01       Defined Terms..............................................................................1
   Section 1.02       Construction of Certain Terms and Phrases.................................................11

ARTICLE II.   PURCHASE AND SALE OF ASSETS.......................................................................11
   Section 2.01       Purchase and Sale of Assets...............................................................12
   Section 2.02       Assignability and Consents................................................................12

ARTICLE III.  ASSUMPTION OF LIABILITIES.........................................................................13
   Section 3.01       Assumption of Assumed Liabilities.........................................................13
   Section 3.02       Excluded Liabilities......................................................................13

ARTICLE IV.   PURCHASE PRICE AND PAYMENT........................................................................13
   Section 4.01       Purchase Price............................................................................13
   Section 4.02       Purchase Price Adjustment.................................................................14
   Section 4.03       Allocation of Purchase Price..............................................................14
   Section 4.04       Payment of Sales, Use and Other Taxes.....................................................14
   Section 4.05       Recordkeeping, Reporting and Audit Procedures.............................................15

ARTICLE V.    CLOSING...........................................................................................15
   Section 5.01       Time and Place............................................................................15
   Section 5.02       Deliveries at Closing.....................................................................16

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES OF SELLER..........................................................17
   Section 6.01       Organization, Etc.........................................................................18
   Section 6.02       Authority of Seller.......................................................................18
   Section 6.03       Consents and Approvals....................................................................18
   Section 6.04       Non-Contravention.........................................................................19
   Section 6.05       Assumed Contracts.........................................................................19
   Section 6.06       Litigation................................................................................20
   Section 6.07       Compliance with Law.......................................................................20
   Section 6.08       Inventory.................................................................................20
   Section 6.09       Regulatory Matters........................................................................21
   Section 6.10       Brokers...................................................................................22
   Section 6.11       Material Facts............................................................................22
   Section 6.12       Relationship with Customers...............................................................22
   Section 6.13       Financial Statements......................................................................22
   Section 6.14       Ownership of Assets.......................................................................22
   Section 6.15       No Adverse Effect.........................................................................23
   Section 6.16       Confidentiality Agreements................................................................23

   Section 6.17       Insurance.................................................................................23
   Section 6.18       Intellectual Property.....................................................................23
   Section 6.19       Termination of Distributorship Agreement..................................................24
   Section 6.20       No Other Representations and Warranties...................................................24

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES OF BUYER...........................................................24
   Section 7.01       Corporate Organization....................................................................24
   Section 7.02       Authority of Buyer........................................................................24
   Section 7.03       Consents and Approvals....................................................................25
   Section 7.04       Non-Contravention.........................................................................25
   Section 7.05       Litigation................................................................................25
   Section 7.06       Brokers...................................................................................25
   Section 7.07       Bayer Agreements..........................................................................26
   Section 7.08       No Other Representations and Warranties...................................................26

ARTICLE VIII. COVENANTS OF THE PARTIES..........................................................................26
   Section 8.01       Maintenance of Business Prior to Closing..................................................26
   Section 8.02       Reasonable Best Efforts...................................................................27
   Section 8.03       Cooperation...............................................................................27
   Section 8.04       Access....................................................................................27
   Section 8.05       Public Announcements......................................................................28
   Section 8.06       Bulk Sales................................................................................28
   Section 8.07       Non-Solicitation..........................................................................29
   Section 8.08       Corporate Names...........................................................................29
   Section 8.09       Assistance in Collecting Certain Amounts..................................................29
   Section 8.10       Handling of Inventory.....................................................................30
   Section 8.11       Differentiation of Product................................................................30
   Section 8.12       Regulatory Matters........................................................................30
   Section 8.13       Recalls...................................................................................30
   Section 8.14       Product Returns...........................................................................31
   Section 8.15       Further Assurances........................................................................31
   Section 8.16       Net Sales.................................................................................32
   Section 8.17       Transitional Regulatory Services..........................................................32
   Section 8.18       Hart-Scott-Rodino.........................................................................33
   Section 8.19       Adverse Event Reporting...................................................................33
   Section 8.20       Rebates...................................................................................33
   Section 8.21       Chargebacks...............................................................................34
   Section 8.22       Response to Medical Inquiries and Product Complaints......................................34
   Section 8.23       Non-Competition...........................................................................35
   Section 8.24       Deposit...................................................................................35
   Section 8.25       GPO Administration Fees and IFF Payments..................................................35
   Section 8.26       Follow-on Product Disclosures.............................................................36
   Section 8.27       Transition Services with Regulatory Plan..................................................36
   Section 8.28       Location of Agreement.....................................................................36
   Section 8.29       Audit Expenses............................................................................36
   Section 8.30       Initial Inventory Delivery................................................................37
   Section 8.31       Permitted Contracts.......................................................................37

ARTICLE IX.   CONDITIONS TO THE OBLIGATIONS OF SELLER...........................................................37
   Section 9.01       Representations, Warranties and Covenants.................................................38
   Section 9.02       No Actions or Proceedings.................................................................38
   Section 9.03       Consents..................................................................................38
   Section 9.04       Other Closing Deliveries..................................................................38

ARTICLE X.    CONDITIONS TO THE OBLIGATIONS OF BUYER............................................................38
   Section 10.01      Representations, Warranties and Covenants.................................................38
   Section 10.02      No Actions or Proceedings.................................................................39
   Section 10.03      Consents..................................................................................39
   Section 10.04      Regulatory Assignment Letters.............................................................39
   Section 10.05      Other Closing Deliveries..................................................................39

ARTICLE XI.   INDEMNIFICATION...................................................................................39
   Section 11.01      Survival of Representations, Warranties, Etc..............................................39
   Section 11.02      Indemnification...........................................................................39
   Section 11.03      Limitations...............................................................................42
   Section 11.04      Set Off...................................................................................42
   Section 11.05      Specific Performance......................................................................42
   Section 11.06      Remedies Exclusive........................................................................43

ARTICLE XII.  TERMINATION AND ABANDONMENT.......................................................................43
   Section 12.01      Methods of Termination....................................................................43
   Section 12.02      Procedure upon Termination................................................................44

ARTICLE XIII. MISCELLANEOUS.....................................................................................45
   Section 13.01      Confidentiality...........................................................................45
   Section 13.02      Notices...................................................................................45
   Section 13.03      Entire Agreement..........................................................................46
   Section 13.04      Waiver....................................................................................46
   Section 13.05      Amendment.................................................................................47
   Section 13.06      Third Party Beneficiaries.................................................................47
   Section 13.07      Assignment; Binding Effect................................................................47
   Section 13.08      Headings..................................................................................47
   Section 13.09      Severability..............................................................................47
   Section 13.10      Governing Law.............................................................................48
   Section 13.11      Consent to Jurisdiction and Forum Selection...............................................48
   Section 13.12      Expenses..................................................................................49
   Section 13.13      Counterparts..............................................................................49
   Section 13.14      Schedules, Exhibits and Other Documents...................................................49

SELLER DISCLOSURE SCHEDULE

1.01(ddd)         Knowledge
1.01(sss)         Presentations
6.03(a)           Seller Governmental Consents
6.03(b)           Required Seller Third Party Consents
6.03(c)           Other Seller Third Party Consents
6.05(a)           Product Contracts
6.05(b)           Multi-Product Contracts
6.06              Litigation
6.07              Compliance
6.08(b)           Inventory
6.08(c)           Sales
6.09(b)           Regulatory Matters
6.12              Customers
6.13              Financial Statements
6.14              Encumbrances
6.15              Adverse Effect
6.17              Insurance Claims
8.01(h)           Permitted Contracts

BUYER DISCLOSURE SCHEDULE

7.03              Consents and Approvals

EXHIBITS

1.01(bbb)         Interim Packaging Agreement
1.01(rrrr)        Transition Services and Regulatory Plan
4.02              Pipeline Inventory Adjustment Amount
4.03              Purchase Price Allocation
8.05              Signing Press Release
8.14              Returned Goods Policy

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made and entered into as of February 12, 2002, by and between First Horizon Pharmaceutical Corporation, a Delaware corporation ("Buyer") and AstraZeneca UK Limited, a company organized under the laws of England ("Seller").

                                    RECITALS

         WHEREAS, Seller and certain of its Affiliates (as defined below) are engaged in the business of marketing, selling and distributing the Product (as defined below) in the United States (as defined below) (the "Business").

         WHEREAS, this Agreement is being entered into in connection with the transactions pursuant to which (i) Buyer and Bayer AG ("Bayer") have entered into a Distribution Agreement (the "Distribution Agreement") relating to the Product and, (ii) Buyer and Bayer have entered into a Trademark Purchase and Assignment Agreement (the "Trademark Agreement") relating to the trademarks and certain patents relating to the Product;

         WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets, tangible and intangible, associated with the Business and the Product;

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

                            ARTICLE I. DEFINITIONS

         SECTION 1.01      DEFINED TERMS.

         As used in this Agreement, the following defined terms have the meanings described below:

                  (a) "$[***] Million Sales Milestone" means Net Sales of at least $[***] million during any period of twelve (12) consecutive months (or fewer) that commences following the Closing and ends no later than thirty-six
(36) months after Closing (which period may be wholly or partially concurrent with the period in which the $[***] Million Sales Milestone and/or the $[***] Million Sales Milestone is achieved).

                  (b) "$[***] Million Sales Milestone" means Net Sales of at least $[***] million during any period of twelve (12) consecutive months (or fewer) that commences following the Closing and ends no later than thirty-six
(36) months after Closing (which period

                                       [***] - CONFIDENTIAL TREATMENT REQUESTED

may be wholly or partially concurrent with the period in which the $[***] Million Sales Milestone and/or the $[***] Million Sales Milestone is achieved).

                  (c) "$[***] Million Sales Milestone" means Net Sales of at least $[***] million during any period of twelve (12) consecutive months (or fewer) that commences following the Closing and ends no later than thirty-six
(36) months after Closing (which period may be wholly or partially concurrent with the period in which the $[***] Million Sales Milestone and/or the $[***] Million Sales Milestone is achieved).

                  (d) "Accounts Receivable" means all trade accounts and notes receivable and other miscellaneous receivables of the Business, including those that are not evidenced by instruments or invoices, existing as of the Closing.

                  (e) "Action or Proceeding" means any cause of action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

                  (f) "Adverse Effect" means an effect, condition or change that individually or when taken as a whole is materially adverse to the Purchased Assets taken as a whole or the business, results of operations, or financial condition of the Business taken as a whole.

                  (g) "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. "Control" and, with correlative meanings, the terms "controlled by" and "under common control with" means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

                  (h) "Agreement" has the meaning set forth in the Preamble to this Agreement.

                  (i) "Approval Date" means the date on which the waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby expires or is terminated.

                  (j) "Assets and Properties" and "Assets or Properties" of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.

                  (k) "Assumed Contract" means (i) any Contract identified on Section 6.05(a) of the Seller Disclosure Schedule, (ii) any Contract not identified on Section 6.05(a) of

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

the Seller Disclosure Schedule to which Seller or any of its Affiliates is a party that has a value of less than $[***] and relates primarily to the marketing, sale or distribution of the Product, but expressly excluding (A) the Distributorship Agreement, dated January 1, 1996, by and between Bayer AG and Seller (as assignee of Zeneca Limited) and the related Quality Assurance Agreement, dated September 13, 1999, among Bayer, Seller and AstraZeneca Pharmaceuticals LP (collectively, the "Distributorship Agreement") and (B) any Contract pursuant to which Seller or any of its Affiliates obtains materials used to package the Product, (iii) Seller's rights and obligations under the Multi-Product Contracts, but only to the extent that such rights and obligations relate solely to the supply of the Product, and (iv) any Contract entered into by Seller or any of its Affiliates in accordance with Section 8.01(h). The Parties acknowledge and agree that the Distributorship Agreement shall be terminated by the parties thereto concurrently with the Closing and shall not constitute an Assumed Contract or a Purchased Asset.

                  (l) "Assumed Liabilities" means (i) all Liabilities and obligations that Buyer has expressly assumed or agreed to assume or perform under this Agreement, (ii) all Liabilities and obligations under or pursuant to the Assumed Contracts attributable to occurrences and circumstances arising after the Closing, (iii) all obligations of Seller and its Affiliates to deliver Product following the Closing under purchase orders of, or commitments to, Persons entered into prior to the Closing; it being understood and agreed by the Parties that if such obligations were paid for by the Person ordering Product prior to the Closing, the Seller or the relevant Affiliate will deliver to Buyer such payment following satisfaction of such delivery obligations, (iv) all Liabilities and obligations to pay Rebates payments attributable to Product utilization after the end of the Rebate Period, (v) all Liabilities and obligations to pay GPO Administration Fees and IFF payments attributable to Product sales after the end of the Chargeback Period, (vi) all Liabilities and obligations to pay Chargebacks that are submitted to Buyer and Seller or its Affiliates after the end of the Chargeback Period, (vii) all Liabilities and obligations relating to recalls or product liability claims or threatened claims or injuries caused by Product sold or delivered by Buyer after the Closing, except to the extent that such Product was included in Inventory and was defective when delivered by Affiliates of Seller to Buyer hereunder (viii) Seller's or its Affiliates' obligations under the Federal Supply Schedule to supply the Product at the respective prices set forth in the Federal Supply Schedule after the Closing for the period required by applicable Law, (ix) Seller's or its Affiliates' obligations under Section 340B of the Public Health Services Act to sell Product at the prices required by Applicable Law, and (x) all other Liabilities and obligations that (A) arise out of or are related to the Purchased Assets (including the Regulatory Approvals) or the Product, (B) are attributable to occurrences and circumstances arising after the Closing or the ownership and operation thereof by Buyer, and (C) are not otherwise expressly excluded under this Section 1.01(l).

                  (m)      "Base Purchase Price" has the meaning set forth in
Section 4.01(a)(i).

                  (n) "Bayer" has the meaning set forth in the Recitals to this Agreement.

                  (o) "Books and Records" means all files, documents, instruments, papers, books and records (scientific, developmental, distribution, marketing, financial or other) owned by Seller and its Affiliates and relating primarily to the Business or the Product in the

United States, including all books and records, if any, relating to the Regulatory Approvals and the IND; equipment specifications; analytical specifications and validation reports; bills of material; packaging specifications; approved and rejected vendor lists and audits; change control reports; product complaints and adverse drug event histories and files; component and labeling purchasing specifications; packaging and quality control SOPs; stability data, records, charts, reports and SOPs; quality assurance/control data, records, charts, reports, and SOPs; budgets; pricing guidelines; ledgers; journals; Assumed Contracts; customer lists; supplier lists; operating data and plans; sales data; target lists; sampling lists; physician lists; volume prescriber lists; in each case whether issued, pending, or in draft form, and whether or not required to be kept or maintained under any Law, together with all internal and external correspondence, historical records and copies of all of the foregoing, whether in paper or electronic form and wherever located, in and outside the United States; provided that "Books and Records" shall not include any of the foregoing items (i) to the extent that any applicable Law prohibits their transfer, (ii) that were received from third parties in connection with their proposed acquisition of the Purchased Assets, the Products or Business or prepared by Seller and its Affiliates in connection with such proposals, (iii) that were specifically prepared by Seller for the negotiation of this Agreement, and (iv) to the extent such items are included in the definition of "Marketing Materials" or "Study Materials". The Parties acknowledge and agree that (i) to the extent that any such Books and Records contain information that relates to any product other than the Product or to any business or operations of Seller and its Affiliates other than the Business, such Books and Records shall be redacted to delete such information and (ii) to the extent that any such Books and Records contain information necessary to permit Seller and its Affiliates to perform their obligations under the Interim Packaging Agreement, Seller and its Affiliates shall not be required to deliver such Books and Records to Buyer until the Interim Packaging Agreement has expired or been terminated and Seller and its Affiliates shall have the right to use such Books and Records in connection with the performance of their obligations under the Interim Packaging Agreement; provided that Buyer and its Affiliates will be provided with unrestricted access during normal business hours to any and all such temporarily retained Books and Records.

                  (p) "Business" has the meaning set forth in the Recitals to this Agreement.

                  (q) "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York are authorized or obligated to close.

                  (r) "Buyer" has the meaning set forth in the Preamble to this Agreement.

                  (s) "Buyer Disclosure Schedule" has the meaning set forth in Article VII hereof.

                  (t) "Buyer Governmental Consents" has the meaning set forth in Section 7.03.

                  (u) "Buyer Indemnified Parties" has the meaning set forth in Section 11.02(b).

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


                  (v)      "Change of Control" means an event in which:

                           (i) any Person or group (as such term is defined in the Securities Exchange Act of
1934, as amended), which as of the date of this Agreement does not beneficially own at least 25% of the voting power of the then outstanding securities of Buyer, acquires beneficial ownership of securities of Buyer representing more than 50% of the voting power of the then outstanding securities of Buyer with respect to the election of directors of Buyer, or

                           (ii)     Buyer enters into a merger, consolidation
or similar transaction with another Person in which Buyer is not the surviving entity in such transaction, or

                           (iii)    Buyer enters into a merger, consolidation
or similar transaction with another Person in which Buyer is the surviving entity in such transaction but (A) the members of the Board of Directors of Buyer immediately prior to such transaction constitute less than one half of the members of the Board of Directors of Buyer following such transaction or
(B) the Persons who beneficially owned the outstanding voting securities of Buyer immediately prior to such transaction cease to beneficially own securities of Buyer representing at least 50% of the voting power of the then outstanding securities of Buyer with respect to the election of directors immediately after such transaction in substantially the same proportions as their ownership of securities of Buyer immediately prior to such transaction.

                  (w) "Chargeback" means a credit, chargeback, reimbursement, purchase discount or other payment to any pharmaceutical wholesaler or distributor in connection with the sale of a Product (other than the Product bearing Buyer's NDC number) by such wholesaler or distributor to a customer at a discount price pursuant to a Contract between such customer and Seller or its Affiliates and/or Buyer or pursuant to the FSS or Section 340B of the Public Health Services Act.

                  (x) "Chargeback Period" means the period of [***] calendar days commencing on the Closing Date.

                  (y)      "Closing" has the meaning set forth in Section 5.01.

                  (z) "Closing Date" means the date that the Closing actually occurs as provided in Section 5.01.

                  (aa) "Contract" means any and all legally binding commitments, contracts, purchase orders, leases, licenses, security agreements or other agreements, whether written or oral.

                  (bb) "Copyrights" means all copyrights and copyright rights owned by Seller and its Affiliates in the United States as of Closing and used primarily in connection with the Business, other than any copyrights and copyright rights, if any, in and to the Corporate Names.

                  (cc)     "Corporate Names" has the meaning set forth in
Section 8.08(a).

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                  (dd)     "Damages" has the meaning set forth in Section
11.02(a).

                  (ee)     "Deposit Amount" has the meaning set forth in
Section 8.24.

                  (ff) "Distribution Agreement" has the meaning set forth in the Recitals to this Agreement.

                  (gg) "Distributorship Agreement" has the meaning set forth in Section 1.01( ).

                  (hh)     "Earnout Period" has the meaning set forth in
Section 8.16.

                  (ii) "Encumbrance" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge, or any other third party right of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

                  (jj) "Excluded Assets" means all Assets and Properties of Seller and its Affiliates except the Purchased Assets.

                  (kk) "Excluded Liabilities" means all Liabilities of Seller and its Affiliates except the Assumed Liabilities.

                  (ll) "Expiration Date" means the date [***] months after the Closing Date.

                  (mm)     "FDA" means the United States Food and Drug
Administration.

                  (nn)     "Financial Statements" has the meaning set forth in
Section 6.13.

                  (oo) "First Contingent Payment" has the meaning set forth in Section 4.01(a)(ii).

                  (pp) "GAAP" means the generally accepted accounting principles of the United States.

                  (qq) "Goodwill" means all goodwill associated with the Business owned by Seller and its Affiliates other than goodwill associated with trademarks, trade names, service marks, and service names owned by Seller and its Affiliates or Bayer and not transferred to Buyer pursuant hereto.

                  (rr) "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, or any supra-national organization, state, county, city or other political subdivision.

                  (ss) "GPO Administration Fee" shall mean any administration, service or similar fee paid to a group purchasing organization, buying group or similar organization pursuant to a Contract between Seller and its Affiliates or Buyer and such group purchasing organization, buying group or similar organization relating to the sale of Products to members of or participants in such group purchasing organization, buying group or similar organization.

                  (tt)     "HSR Act" has the meaning set forth in Section 8.18.

                  (uu) "IFF" means the industrial funding fee payable to the United States Department of Veterans Affairs in connection with the sale of the Product to the United States Department of Veterans Affairs under the Federal Supply Schedule, as in effect from time to time.

                  (vv)     "IMS Report" has the meaning set forth in Section
4.02(a).

                  (ww) "IND" means the Investigational New Drug Application 33,244, all supplements thereto and the official regulatory files relating thereto.

                  (xx) "Indemnification Claim Notice" has the meaning set forth in Section 11.02(c).

                  (yy)     "Indemnified Party" has the meaning set forth in
Section 11.02(b).

                  (zz)     "Indemnifying Party" has the meaning set forth in
Section 11.02(c).

                  (aaa)    "Inquiry Period" has the meaning set forth in
Section 8.22.

                  (bbb) "Interim Packaging Agreement" means that certain interim packaging agreement by and between Buyer and AstraZeneca
Pharmaceuticals LP substantially in the form of Exhibit 1.01(bbb) attached hereto.

                  (ccc) "Inventory" means all inventory of Product owned as of the Closing by Seller or any of its Affiliates in (i) finished, packaged form, (ii) packaged but not released form, and (iii) bulk tablet form, in each case whether held at a location or facility of Seller or any Affiliate (or of any other Person on behalf of Seller or any Affiliate) in the United States, in transit within the United States to or from Seller or any Affiliate (or any such other Person), or in transit to the United States to Seller or any Affiliate; provided that the expiration date for such Inventory is at least fifteen (15) months after the Closing Date.

                  (ddd) "Knowledge" means the actual knowledge of the persons identified in Section 1.01(ddd) of the Seller Disclosure Schedule, who, collectively, are all of the persons employed by Seller or its Affiliates as of the date hereof and the Closing Date who have held the named positions since January 1, 2000; it being acknowledged and agreed that Seller shall update
Section 1.01(ddd) of the Seller Disclosure Schedule after the date hereof and until the Closing Date if necessary.

                  (eee) "Law" means any federal, state or local law, statute or ordinance, or any rule, regulation, or published guidelines or pronouncements having the effect of law promulgated by any Governmental or Regulatory Authority.

                  (fff) "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes.

                  (ggg) "Marketing Materials" means all market research, marketing plans and strategies, media plans, advertising, form letters, sales force training materials, advertising, promotional and marketing data, books and records, advertising and promotional materials and literature, in each case owned by Seller and its Affiliates and used primarily in connection with the marketing, advertising and promotion of the Product in the United States; provided that "Marketing Materials" shall exclude the labeling of the Product, which shall be deemed part of the Regulatory Approvals.

                  (hhh) "Multi-Product Contracts" has the meaning set forth in Section 6.05(b).

                  (iii) "Net Sales" means, with respect to any period, the gross amount invoiced by Buyer and its Affiliates to Persons that are not Affiliates of Buyer for the sale of the Product during such period, less deductions accrued in accordance with GAAP for: (i) Chargebacks, (ii) Rebates,
(iii) GPO Administration Fees, (iv) credits, refunds or allowances on account of returns of Product or Product shipment errors; and (v) IFF payments with respect to the Product. Any of the deductions specified above that involves a payment or credit shall be taken as a deduction in the period in which the payment or credit is accrued by Buyer. For purposes of determining Net Sales, the Product shall be deemed to be sold when invoiced and sales, transfers or dispositions of the Product for charitable, promotional (including samples), pre-clinical, clinical, regulatory or governmental purposes, shall be excluded from Net Sales. If, as part of any managed care program or arrangement, the Product is sold with other products such that it is not possible to determine which of the deductions set forth above are specifically attributable to the Product, Buyer shall apportion the deductions across the bundle of products on a fair and reasonable basis.

                  (jjj) "NDC" means the unique identifying number assigned to a drug product, including the labeler code, product code and package code, in connection with the drug listing requirements of section 510(j) of the Federal Food, Drug, and Cosmetic Act, as amended, and applicable FDA rules and regulations.

                  (kkk) "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  (lll) "Ordinary Course of Business" means such action that is consistent with the past practices of the Business.

                  (mmm) "Other Seller Third Party Consents" has the meaning set forth in Section 6.03(c).

                  (nnn) "Party" means either Buyer or Seller. "Parties" means Buyer and Seller collectively.

                  (ooo)    "Permitted Contract" has the meaning set forth in
Section 8.01(h).

                  (ppp) "Permitted Encumbrance" means (i) any Encumbrance for Taxes not yet due or delinquent or for those Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established and (ii) any minor imperfection of title or similar Encumbrance that individually or in the aggregate would not have an Adverse Effect.

                  (qqq) "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  (rrr) "Pipeline Inventory Adjustment Amount" has the meaning set forth in Section 4.02(b).

                  (sss) "Presentation" means, (i) with respect to the Product (including samples) in finished, packaged form or Product in packaged but not released form, each package type of the Product identified by NDC number in Section 1.01(sss) of the Seller Disclosure Schedule and (ii) with respect to Product in bulk tablet form, each of the Product tablet strengths identified in Section 1.01(sss) of the Seller Disclosure Schedule.

                  (ttt) "Product" means the pharmaceutical product containing nisoldipine as the sole active ingredient and marketed and sold under the trademark "Sular."

                  (uuu)    "Product Contracts" has the meaning set forth in
Section 6.05(a).

                  (vvv) "Product Intellectual Property" means the (i) Copyrights, (ii) the trade dress (excluding the shape and design of bottles) for the packaging and label of each Presentation to the extent owned by Seller and its Affiliates and nonfunctional, but expressly excluding any and all rights in and to the Corporate Names that constitute part of such trade dress,
(iii) all technical information and data owned by Seller and its Affiliates that relates primarily to the Product in the United States, and (iv) the internet domain names sular.com, sular.net, sular.org, sular.biz and sular.info.

                  (www) "Purchase Price" means the total of (i) the Base Purchase Price (as adjusted pursuant to Section 4.02), plus (ii) the First Contingent Payment, if any, plus (iii) the Second Contingent Payment, if any, plus (iv) the Third Contingent Payment, if any.

                  (xxx)    "Purchased Assets" means, subject to Section 2.02:
(i) the Assumed Contracts; (ii) the Marketing Materials; (iii) the Books and Records; (iv) the Regulatory Approvals; (v) the IND, (vi) the Inventory, (vii) the Study Materials, (viii) the Product Intellectual Property, and (viii) the Goodwill. The Purchased Assets do not include any fixed assets.

                  (yyy) "Quality Agreement" means that certain quality assurance agreement by and between Buyer and AstraZeneca Pharmaceuticals LP substantially in the form of Exhibit A to the Interim Packaging Agreement.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                  (zzz) "Reasonable Best Efforts" means such prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Parties shall be required to expend only such resources to achieve such result as are commercially reasonable in similar circumstances.

                  (aaaa) "Rebate" means any rebate payable pursuant to (i) state Medicaid or other state and governmental pharmaceutical assistance programs and (ii) Contracts between Seller and its Affiliates or Buyer and managed care organizations (including pharmacy benefit management companies, health plans and insurance companies), in each case relating to utilization of the Product (other than Product bearing Buyer's NDC number) during any particular period.

                  (bbbb) "Rebate Period" means the period of [***] calendar days commencing on the Closing Date.

                  (cccc) "Regulatory Approvals" means New Drug Application 20-356 filed pursuant to Section 505(b)(1) of the Federal Food, Drug, and Cosmetic Act, as amended, and applicable FDA rules and regulations for marketing authorization of the Product within the United States (including all additions, supplements, extensions and modifications thereto and the official regulatory files relating thereto), and all legal rights and privileges belonging or accruing to the owner or holder of such application, including the right to reference any drug master file referenced therein.

                  (dddd) "Required Seller Third Party Consents" has the meaning set forth in Section 6.03(b).

                  (eeee)   "Response Period" has the meaning set forth in
Section 11.02(d).

                  (ffff) "SEC" means the United States Securities and Exchange Commission.

                  (gggg) "Second Contingent Payment" has the meaning set forth in Section 4.01(a)(iii).

                  (hhhh) "Seller" has the meaning set forth in the Preamble to this Agreement.

                  (iiii) "Seller Disclosure Schedule" has the meaning set forth in the preamble to Article VI of this Agreement.

                  (jjjj) "Seller Governmental Consents" has the meaning set forth in Section 6.03(a).

                  (kkkk) "Seller Indemnified Parties" has the meaning set forth in Section 11.02(a).

                  (llll) "Significant Asset Sale" means a sale or transfer by Buyer to one or more Persons, in one or more related transactions, of properties or assets that do not include properties and assets related to the Product, which sold or transferred properties and assets (A) represent more than 50% of Buyer's then existing consolidated total assets, including its assets and properties related to the Product or (B) produced more than 50% of Buyer's consolidated operating income for its then most recently completed fiscal year.

                  (mmmm) "Study Materials" means all books, records, documents, data and information, whether or not published, related to clinical testing and studies for the Product in the United States conducted by or on behalf of Seller or any of its Affiliates, including procedures, tests, dosage, criteria for patient selection, and safety and efficacy and study protocols.

                  (nnnn) "Tax" means all of the following taxes in connection with the operations of the Business or the transactions contemplated hereby:
(i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment imposed by an governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax in the United States; and
(ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period.

                  (oooo) "Third Contingent Payment" has the meaning set forth in Section 4.01(a)(iv).

                  (pppp)   "Third Party Claim" has the meaning set forth in
Section 11.02(d).

                  (qqqq) "Trademark Agreement" has the meaning set forth in the Recitals to this Agreement.

                  (rrrr) "Transition Services and Regulatory Plan" means that certain transition services and regulatory plan substantially in the form of
Exhibit 1.01(rrrr) attached hereto.

                  (ssss) "United States" means the United States of America, its territories and possessions, including Washington, D.C. and Puerto Rico.

         SECTION 1.02      CONSTRUCTION OF CERTAIN TERMS AND PHRASES.

         Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) the terms "including" and "includes" mean "including without limitation" and "includes without limitation," respectively. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                    ARTICLE II. PURCHASE AND SALE OF ASSETS

         SECTION 2.01      PURCHASE AND SALE OF ASSETS.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing, Seller shall, or shall cause its relevant Affiliates to, sell, transfer, convey, assign and deliver to Buyer (or, in the case of Goodwill, if requested by Buyer an Affiliate of Buyer designated by Buyer), and Buyer (or, in the case of Goodwill, if requested by Buyer an Affiliate of Buyer designated by Buyer) shall purchase, acquire and accept from Seller and such Affiliates of Seller, all of Seller's and each such Affiliate's right, title and interest, as of the Closing, in and to the Purchased Assets.

                  (b) Buyer acknowledges and agrees that (i) the rights related to the Product and the Business conveyed by Seller and its Affiliates hereunder are restricted solely to the United States and nothing herein shall authorize Buyer to market, sell, distribute or otherwise exploit the Product outside of the United States and (ii) the Purchased Assets do not include, and Seller and its Affiliates are not selling or conveying to Buyer, (A) any rights in or to any patents or (B) any rights in or to any other intellectual property except for the Product Intellectual Property.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, (i) from and after the Closing Seller and its Affiliates shall retain all of their right, title and interest in and to the Excluded Assets and
(ii) Seller may retain an archival copy of all Assumed Contracts, Books and Records, Marketing Materials, Study Materials and other documents or materials conveyed hereunder.

         SECTION 2.02      ASSIGNABILITY AND CONSENTS.

         Notwithstanding anything to the contrary contained in this Agreement, if the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer of any asset that would be a Purchased Asset is (a) prohibited by any applicable Law or (b) would require any authorizations, approvals, consents or waivers from a third Person or Governmental or Regulatory Authority and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, then in either case the Closing shall proceed without the sale, assignment, transfer, conveyance or delivery of such asset and this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery of such asset; provided that nothing in this Section 2.02 shall be deemed to waive the rights of Buyer not to consummate the transactions contemplated by this Agreement if the conditions to its obligations set forth in Article X have not been satisfied. In the event that the Closing proceeds without the sale, assignment, transfer, conveyance or delivery of any such asset, then following the Closing, the Parties shall use their Reasonable Best Efforts, and cooperate with each other in good faith, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that Seller shall not be required to pay any consideration to obtain any such authorization, approval, consent or waiver. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in good faith in any reasonable and lawful arrangements that will provide to Buyer the benefits of use of such asset and to Seller the benefits, including any indemnities, that, in each case, it would have obtained had the asset been

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

conveyed to Buyer at the Closing. To the extent that Buyer is provided the benefits pursuant to this Section 2.02 of any Contract, Buyer shall (x) perform for the benefit of the other parties thereto the obligations of Seller or any Affiliate of Seller thereunder, including any payments to be made thereunder and (y) shall satisfy any related obligations and Liabilities with respect to such Contract that, but for the lack of an authorization, approval, consent or waiver to assign such obligations or Liabilities to Buyer, would be Assumed Liabilities. If authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any such asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Seller shall assign, transfer, convey and deliver such asset to Buyer at no additional cost to Buyer.

                    ARTICLE III. ASSUMPTION OF LIABILITIES

         SECTION 3.01      ASSUMPTION OF ASSUMED LIABILITIES.

         Subject to the terms and conditions of this Agreement, as of the Closing Date, Buyer agrees to assume, satisfy, perform, pay and discharge the Assumed Liabilities. Except for the Assumed Liabilities, the Buyer is not assuming nor shall Buyer be responsible for any Liability of the Seller or its Affiliates.

         SECTION 3.02      EXCLUDED LIABILITIES

         Seller and its Affiliates shall retain and remain solely responsible for, and shall satisfy, perform, pay and discharge when due, any and all Excluded Liabilities.

                    ARTICLE IV. PURCHASE PRICE AND PAYMENT

         SECTION 4.01      PURCHASE PRICE.

         As full and fair consideration for the Purchased Assets, Buyer shall:

                  (a)      deliver or cause to be delivered to Seller

                           (i)      at Closing, the sum of $155,000,000
(subject to Section 8.24) (the "Base Purchase Price"), in immediately available funds by wire transfer into an account designated by Seller at least three Business Days before the Closing;

                           (ii)     not later than 25 Business Days after the
end of the month in which the $[***] Million Milestone is achieved, the sum of $5,000,000 (the "First Contingent Payment") in immediately available funds by wire transfer into an account designated by Seller;

                           (iii)    not later than 25 Business Days after the
end of the month in which the $[***] Million Milestone is achieved, the sum of $5,000,000 (the "Second Contingent Payment") in immediately available funds by wire transfer into an account designated by Seller; and

                           (iv)     not later than 25 Business Days after the
end of the month in which the $[***] Million Milestone is achieved, the sum of $10,000,000 (the "Third Contingent Payment") in immediately available funds by wire transfer into an account designated by Seller; and

                  (b)      assume the Assumed Liabilities at Closing.

         SECTION 4.02      PURCHASE PRICE ADJUSTMENT.

                  (a) Seller, at its expense, shall cause IMS Health, Inc. to prepare and deliver to Seller a report (the "IMS Report") setting forth (i) the Wholesale and Chain Inventory Amount of the Product as of the end of the month in which the Closing occurs and (ii) the Wholesale and Chain Inventory Withdrawals of the Product for the month in which the Closing occurs.

                  (b) Not later than 45 days after the end of the month in which the Closing occurs, Seller shall (i) deliver to Buyer a copy of the IMS Report; provided that IMS Health, Inc. consents to the disclosure of such report, and (ii) notify Buyer in writing of the Pipeline Inventory Adjustment Amount, if any. The "Pipeline Inventory Adjustment Amount" shall be calculated in accordance with the formula set forth in Exhibit 4.02.

                  (c) Not later than 15 Business Days after the date Seller notifies Buyer of the Pipeline Inventory Adjustment Amount, Seller shall pay to Buyer the Pipeline Inventory Adjustment Amount, if any, in immediately available funds by wire transfer into an account designated by Buyer.

         SECTION 4.03      ALLOCATION OF PURCHASE PRICE.

                  (a) The Purchase Price shall be allocated among the Purchased Assets as set forth on Exhibit 4.03 hereto. Buyer and Seller agree
(i) to report the sale and purchase of the Purchased Assets for Tax purposes in accordance with the allocations set forth on Exhibit 4.03 hereto and (ii) not to take any position inconsistent with such allocations on any of their respective tax returns.

                  (b)      All payments made pursuant to Section 4.02 and
Article XI shall be deemed adjustments to the Purchase Price.

         SECTION 4.04      PAYMENT OF SALES, USE AND OTHER TAXES.

         Buyer shall be solely responsible for all sales, use, transfer, value added, gross receipts and other similar Taxes, if any, arising out of the sale by Seller and its Affiliates of the Purchased Assets to Buyer pursuant to this Agreement; it being acknowledged and specifically agreed, however, that Buyer shall have no responsibility for, and Seller shall be solely responsible for, any Tax payable on any income or gain of Seller or its Affiliates arising from the sale of the Purchased Assets. Promptly after Closing, Buyer shall provide to Seller, and Seller shall file with the appropriate Governmental and Regulatory Authorities sales tax exemption certificates with respect to Inventory located in Nevada, Tennessee and New Jersey sold to Buyer hereunder.

         SECTION 4.05      RECORDKEEPING, REPORTING AND AUDIT PROCEDURES.

                  (a) Not later than 20 Business Days after the end of each calendar month following Closing, Buyer shall report to Seller in writing of the amount of Net Sales for such month.

                  (b) Buyer shall keep, or shall cause to be kept, in accordance with GAAP, complete and accurate books and records of gross sales of the Product and all information necessary to determine Net Sales.

                  (c) Seller, at its expense, shall have the right, no more than once during any twelve consecutive month period following Closing, to have the books and records kept by Buyer pursuant to clause (b) above (and all related work papers and other information and documents) examined by Seller and its representatives to verify the accuracy of the Net Sales information contained in the reports delivered by Buyer pursuant to clause (a) above. If Seller shall dispute such Net Sales information, Seller promptly shall notify Buyer and Seller and Buyer shall use good faith efforts to resolve such dispute. If Seller and Buyer are unable to resolve such dispute within 30 days after Seller notifies Buyer of such dispute, then an independent accounting firm mutually agreed to by Seller and Buyer (the costs of which shall be paid one-half by Seller and one-half by Buyer) shall resolve such dispute and such accountant's resolution shall be final and binding on the Parties. Each Party shall cooperate with such accountant's investigation. If, as a result of the procedures set forth in this clause (c), it shall be determined that any amount payable by Buyer pursuant to Section 4.01 was not timely paid in accordance with Section 4.01, Buyer immediately shall make such payment (if not theretofore made) and, in addition, shall pay interest on the amount of such payment from the date when such payment was due pursuant to Section 4.01 until the date such payment is made at a rate equal to eight percent per annum, compounded monthly.

                  (d)      Buyer's obligations and Seller's rights under this
Section 4.05 shall terminate and be of no further force or effect after the earlier of (i) the date that Buyer has paid to Seller the First Contingent Payment, the Second Contingent Payment, and the Third Contingent Payment and
(ii) the expiration of the Earnout Period.

                               ARTICLE V. CLOSING

         SECTION 5.01      TIME AND PLACE.

         Unless this Agreement is earlier terminated pursuant to Article XII, the closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing"), shall take place on the first Business Day on which the conditions set forth in Articles IX and X are satisfied or waived, which Business Day shall be (a) at least five Business Days following the Approval Date and (b) after February 18, 2002, at the offices of Seller, 1800 Concord Pike, Wilmington, Delaware, unless another time or place shall be agreed to by the Parties. The Closing shall be deemed to have occurred as of 11:59 pm Eastern Standard Time on the evening of the Closing Date.

         SECTION 5.02      DELIVERIES AT CLOSING.

                  (a)      Closing Deliveries by Seller.

         At the Closing, Seller shall deliver, or shall cause its relevant Affiliate to deliver, to Buyer:

                           (i)      physical possession of (A) the Regulatory
Approvals and (B) the IND; it being acknowledged and agreed by the Parties that Seller shall deliver, or shall cause its relevant Affiliate to deliver, to Buyer (I) the Marketing Materials, (II) subject to Section 1.01(o),the Books and Records, and (III) the Study Materials as soon as reasonably practicable following Closing;

                           (ii)     physical possession at Seller's Affiliate's
facility in Newark, Delaware of all Inventory in packaged but not released form and bulk tablet form then located at such facility, which shall be accompanied by all documentation reasonably required by Buyer to perform the final release to market of the Inventory in packaged but not released form, including the certificate of analysis delivered by Bayer relating to such Product, a certificate of compliance certifying that such Product has been packaged in accordance with the Regulatory Approvals and in material compliance with applicable Law and current Good Manufacturing Practices, a copy of the specifications for the Product, and current copies of the Product insert and labeling. Buyer shall perform or cause to be performed the final release to market of all Inventory in packaged but not released form delivered hereunder;

                           (iii)    a bill of sale and other appropriate
documents and instruments of assignment, conveyance and transfer related to the Purchased Assets in form and substance reasonably acceptable to Buyer and Seller;

                           (iv)     instruments of assignment, conveyance and
transfer related to the Product Intellectual Property in form and substance reasonably acceptable to Buyer and Seller;

                           (v)      assignment and assumption agreements, in
form and substance reasonably acceptable to Seller and Buyer, as may be necessary to effect the assignment to Buyer of all rights of Seller and its Affiliates in and to the Assumed Contracts;

                           (vi)     copies of all Seller Governmental Consents
and Required Seller Third Party Consents;

                           (vii)    all Other Seller Third Party Consents
obtained as of Closing;

                           (viii)   an executed counterpart of the Interim
Packaging Agreement;

                           (ix)     an executed counterpart of the Quality
Agreement; and

                           (x)      the certificates, instruments and other
documents to be delivered pursuant to Article X hereof.

                  (b)      Closing Deliveries by Buyer.

         At the Closing, Buyer shall deliver or cause to be delivered to
Seller:

                           (i)      the Base Purchase Price in immediately
available funds by wire transfer to an account or accounts that shall have been designated by Seller not less than two Business Days prior to the Closing Date;

                           (ii)     assignment and assumption agreements and
other instruments or documents, in form and substance reasonably acceptable to Seller and Buyer, as may be necessary to effect Buyer's assumption of the Assumed Liabilities;

                           (iii)    copies of all Buyer Governmental Consents;

                           (iv)     an executed counterpart of the Interim
Packaging Agreement;

                           (v)      an executed counterpart of the Quality
Agreement; and

                           (vi)     the certificates, instruments and other
documents to be delivered pursuant to Article IX hereof.

                  (c)      Delivery of Certain Inventory.

         Subject to Section 8.30, as soon as practicable following Closing, but in no event later than five (5) days thereafter, Seller, at its cost, shall deliver to Buyer at 660 Hembree Parkway, Suite 106, Roswell, GA 30076, all Inventory in finished, packaged and released form purchased hereunder. Seller shall cause its relevant Affiliate to deliver physical possession of all Inventory in bulk tablet form that is in transit within or to the United States at the time of Closing upon receipt by such Affiliate of such Inventory at its facility in Newark, Delaware (it being acknowledged and agreed that Seller shall, and shall cause its relevant Affiliate to, transfer title to such Inventory to Buyer at Closing).

              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Sections hereof) supplied by Seller to Buyer and dated as of the date hereof (the "Seller Disclosure Schedule"), which Seller Disclosure Schedule shall be deemed to be representations and warranties of Seller as if made herein, as follows:

         SECTION 6.01      ORGANIZATION, ETC.

         Seller is a company duly organized, validly existing and in good standing under the laws of England and has all requisite power and authority to own its assets and carry on the Business as currently conducted by it. Each Affiliate of Seller transferring any Purchased Assets is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its assets and carry on the Business as currently conducted by it. Each of Seller and its Affiliates transferring Purchased Assets is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify could not reasonably be expected to have an Adverse Effect or materially impair or delay Seller's ability to perform its obligations hereunder.

         SECTION 6.02      AUTHORITY OF SELLER.

         Seller has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement have been duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Seller of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and, when executed and delivered by Buyer, will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         SECTION 6.03      CONSENTS AND APPROVALS.

                  (a) Section 6.03(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority that are required by or with respect to Seller or its Affiliates in connection with the execution and delivery of this Agreement by Seller or the performance of its obligations hereunder, except for such consents, waivers, approvals, Orders or authorizations the failure to obtain which, and such registrations, declarations or filings the failure to make which, could not reasonably be expected to have an Adverse Effect or materially impair or delay Seller's ability to perform its obligations hereunder (the "Seller Governmental Consents").

                  (b) Section 6.03(b) of the Seller Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, or authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) that are required by or with respect to Seller or its Affiliates in connection with the execution and delivery of this Agreement by Seller or the performance of its obligations hereunder, except for such consents, waivers, approvals, or authorizations the failure to obtain which, and such notices the failure to give which, could not reasonably be expected to have an Adverse Effect or materially impair or delay

Seller's ability to perform its obligations hereunder (the "Required Seller Third Party Consents").

                  (c) Section 6.03(c) of the Seller Disclosure Schedule sets forth a complete and accurate list of certain other consents, waivers, approvals, or authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) that are required by or with respect to Seller or its Affiliates in connection with the execution and delivery of this Agreement by Seller or the performance of its obligations hereunder (the "Other Seller Third Party Consents").

         SECTION 6.04      NON-CONTRAVENTION.

         The execution and delivery by Seller of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or violate any provisions of the Memorandum and Articles of Association or other organizational documents of Seller;

                  (b) assuming the receipt of all Seller Governmental Consents, conflict with or result in a violation or breach of any term or provision of any Law applicable to Seller, the Business or the Purchased Assets, other than breaches and violations that, in the aggregate, could not reasonably be expected to have an Adverse Effect or materially impair or delay Seller's ability to perform its obligations hereunder; or

                  (c) assuming the receipt of all Required Seller Third Party Consents, conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or termination of, any Assumed Contract, other than such conflicts, breaches or defaults as would not have an Adverse Effect.

         SECTION 6.05      ASSUMED CONTRACTS.

                  (a) Section 6.05(a) of the Seller Disclosure Schedule sets forth a complete and correct list of each Contract (other than (A) the Distributorship Agreement and (B) any Contract pursuant to which Seller or any of its Affiliates obtains materials used to package the Product) to which Seller or any of its Affiliates is a party with a value in excess of $5000 and that relates primarily to (i) the marketing, sale or distribution of the Product in the United States, (ii) the purchase or disposition of assets, or the provision of services, to or from the Business, or (iii) sales of the Product to any Governmental or Regulatory Authority in the United States, (collectively, the "Product Contracts"). Seller has made available to Buyer complete and correct copies of all Product Contracts.

                  (b) Section 6.05(b) of the Seller Disclosure Schedule sets forth a complete and correct list of each Contract (other than any Contract between Seller or any of its Affiliates and a Governmental or Regulatory Authority that relates to Rebates payable pursuant to a state Medicaid or other state or governmental pharmaceutical assistance program) to which Seller or any of its Affiliates is a party and pursuant to which Seller or its Affiliates sells the Product, together with other pharmaceutical products of Seller and its Affiliates, to a third party in the United States (the "Multi-Product Contracts"). Seller has made available to Buyer copies of all Multi-Product Contracts; provided that such copies have been redacted to prevent disclosure of information not related to the Product.

                  (c) Each of the Product Contracts and the Multi-Product Contracts is in effect and constitutes a legal, valid and binding agreement of Seller or an Affiliate of Seller, enforceable in accordance with its terms, and Seller and/or its Affiliates have performed all of its required material obligations under, and is not in material violation or breach of or default under, any such Contract. To the Knowledge of Seller, the other parties to the Product Contracts and the Multi-Product Contracts are not in material violation or breach of or default under any such Contract. Neither Seller nor its Affiliates have made a prior assignment of the Assumed Contracts.

         SECTION 6.06      LITIGATION.

         Except as disclosed in Section 6.06 of the Seller Disclosure Schedule, there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to, affecting or arising in connection with (a) the Purchased Assets or the Business; (b) this Agreement; or (c) the transactions contemplated by this Agreement. Seller is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Seller to perform its obligations hereunder.

         SECTION 6.07      COMPLIANCE WITH LAW.

         Except as described in Section 6.07 of the Seller Disclosure Schedule, since January 1, 2000, Seller and its Affiliates have operated the Business in compliance with all applicable Laws, except where failure to so comply could not reasonably be expected to result in an Adverse Effect and neither Seller nor any of its Affiliates has received any written notice alleging any violation of such Laws except for violations which could not reasonably be expected to result in an Adverse Effect.

         SECTION 6.08      INVENTORY.

                  (a) All of the Product in finished, packaged form and packaged but not released form included in Inventory (a) is saleable in the Ordinary Course of Business, except for normal and customary amounts of below-standard quality Product, and (b) was packaged and stored in accordance with the specifications for the Product as set forth in the Regulatory Approvals and substantially in compliance with applicable Law. All Product in bulk tablet form included in Inventory (a) was stored in accordance with the specifications for the Product as set forth in the Regulatory Approvals and substantially in compliance with applicable Law and (b) is useable in the Ordinary Course of Business except for normal and customary amounts of below standard quality tablets. All Inventory has been handled, stored and shipped in compliance in all material respects with (i) all applicable Laws (ii) current Good Manufacturing Practices, (iii) the Regulatory Approvals and (iv) applicable analytical methods and procedures, material specifications, master batch records and stability protocols. All Product included in Inventory will have an expiration date which is not less than fifteen (15) months after the Closing Date.

                  (b) The number of units of each Presentation owned by Seller and its Affiliates as of January 31, 2002 is set forth in Section 6.08(b) of the Seller Disclosure Schedule. Section 6.08(b) of the Seller Disclosure Schedule identifies each unfilled purchase order for Product that has been submitted by Seller or its Affiliates to Bayer as of January 31, 2002 pursuant to the Distributorship Agreement, the number of units of each Presentation ordered therein and the scheduled delivery dates thereof; it being acknowledged and agreed by Buyer that (i) neither Seller nor its Affiliates makes any representation or warranty that Bayer will comply with its delivery obligations under such purchase orders and (ii) all purchase orders for Product that have been submitted by Seller or its Affiliates to Bayer prior to Closing and that have not been filled by Bayer as of Closing shall be cancelled as of Closing.

                  (c) Except as set forth in Section 6.08(c) of the Seller Disclosure Schedule, in the past twelve (12) months, Seller and its Affiliates have sold the Product to wholesalers or distributors only in the Ordinary Course of Business and in amounts that are generally consistent with past sales by Seller and its Affiliates to such wholesalers or distributors during comparable periods.

         SECTION 6.09      REGULATORY MATTERS.

                  (a) The Regulatory Approvals are in full force and effect. There is no Action or Proceeding by any Governmental or Regulatory Authority pending or, to the Knowledge of Seller, threatened seeking the recall of any Product or the revocation or suspension of the Regulatory Approvals. Seller has made available to Buyer complete and correct copies of the Regulatory Approvals. Seller has paid the FDA product and establishment fees for the Product for the FDA fiscal year 2001 and will have paid prior to Closing such fees for the FDA fiscal year in which the Closing shall occur.

                  (b) Except as set forth in Section 6.09(b) of the Seller Disclosure Schedule or except as could not reasonably be expected to have an Adverse Effect, during the three (3) years prior to the date of this Agreement, with respect to the Product only, neither Seller nor its Affiliates has received or been subject to: (i) any FDA Form 483's with respect to the Product; (ii) any FDA Notices of Adverse Findings with respect to the Product; or (iii) any warning letters or other written correspondence from the FDA or any other Governmental or Regulatory Authority with respect the Product in which the FDA or such other Governmental or Regulatory Authority asserted that the operations of Seller were not in compliance with applicable Law, with respect to the Product in the United States. Except as could not reasonably be expected to have an Adverse Effect, during the three (3) years prior to the date of this Agreement, there has not been any occurrence of any product recall, market withdrawal or replacement, or post-sale warning conducted by or on behalf of Seller concerning the Product in the United States or any product recall, market withdrawal or replacement conducted by or on behalf of any entity as a result of any alleged defect in the Product in the United States, and Seller has made available to Buyer every complaint and notice of alleged defect or adverse reaction with respect to the Product in the United States that has been received in writing by Seller and its Affiliates or that has been orally transmitted to and recorded by Seller and its Affiliates.

                  (c) Other than the Regulatory Approvals and the IND, there are no licenses, permits, certificates or other authorizations or approvals issued by any Governmental or Regulatory Authority held by Seller or its Affiliates that relate exclusively to the Product and are used in connection with the Business.

         SECTION 6.10      BROKERS.

         Seller has not retained any broker in connection with the transactions contemplated hereunder. Buyer has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Seller.

         SECTION 6.11      MATERIAL FACTS.

         To the Knowledge of Seller, (a) no representation or warranty made by Seller in this Agreement and the Seller Disclosure Schedule contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading, and (b) no written certificate furnished by Seller to Buyer at Closing will contain any untrue statement of a material fact or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         SECTION 6.12      RELATIONSHIP WITH CUSTOMERS.

         Except as set forth in Section 6.12 of the Seller Disclosure Schedule, within the past twelve (12) months, no material customer of the Business has canceled its Contract to purchase the Product (or has materially diminished any of its orders therefor). All customers of the Business will be identified in the Books and Records.

         SECTION 6.13      FINANCIAL STATEMENTS

         Copies of the audited statements of revenues and direct expenses as they relate to the Product as of and for the years ended December 31, 1999, 2000, and 2001 and the related statements of net assets to be sold as they relate to the Product as of December 31, 2000 and 2001 are attached hereto as
Section 6.13 of the Seller Disclosure Schedule (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the revenues and direct expenses and net assets to be sold with respect to the Product for the respective periods covered therein.

         SECTION 6.14      OWNERSHIP OF ASSETS.

         Except as disclosed in Section 6.14 of the Seller Disclosure Schedule,
(a) Seller or one of its Affiliates has (or, with respect to Inventory, will at Closing have) good and marketable title to the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, (b) to Seller's Knowledge, there are no adverse claims of ownership to the Purchased Assets; and (c) neither Seller nor any of its Affiliates has received written notice that any Person or Persons has asserted a claim of ownership or right of possession or use in and to any of the Purchased Assets.

         SECTION 6.15      NO ADVERSE EFFECT.

         Except as set forth in Section 6.15 of the Seller Disclosure Schedule, since January 1, 2000, (a) there has been no Adverse Effect; (b) there has been no damage or impairment to, or destruction or loss of, the Purchased Assets, that had or could reasonably be expected to have an Adverse Effect; (c) there has been no change in the contingent obligations of the Seller by way of guaranty, endorsement, indemnity, warranty or otherwise that could reasonably be expected to have a Adverse Effect; (d) there has been no sale, assignment, transfer or Encumbrance (other than a Permitted Encumbrance) of the Purchased Assets outside the Ordinary Course of Business; and (e) there has been no adverse change in the sales pattern pricing policies, accounts receivables, or accounts payable of the Seller or its Affiliates with respect to the Product in the United States.

         SECTION 6.16      CONFIDENTIALITY AGREEMENTS.

         It is the policy of Seller and its Affiliates that each employee of, and each contractor engaged by, the Seller and such Affiliates enter into a confidentiality agreement. After the Closing Seller shall, and shall cause its Affiliates to, use Reasonable Best Efforts to ensure that its and their employees, agents, consultants, subcontractors and sublicensees who are involved with the manufacture, distribution, sale, or marketing of any product in the same therapeutic category as the Product shall have no access to confidential information disclosed to Seller by Buyer prior to the date hereof or to the information disclosed by Buyer to Seller pursuant to Section 4.05.

         SECTION 6.17      INSURANCE.

         Except as set forth in Section 6.17 of the Seller Disclosure Schedule, neither Seller nor its Affiliates has made any material claim relating to the Product against any insurance policy.

         SECTION 6.18      INTELLECTUAL PROPERTY.

                  (a) Except for the Product Intellectual Property, neither Seller nor any of its Affiliates owns any patent, invention, trademark or trademark rights, trade dress, service mark or service mark rights, service name or service name rights, product name, brand name, domain name, copyright or copyright rights, slogan, technical information, trade secret, design, methodology, or know-how that is used primarily in connection with the Business.

                  (b) (i) To the Knowledge of the Seller, the use of the Copyrights in connection with the Business has not and does not interfere with, infringe upon, misappropriate or otherwise violate the intellectual property rights of any other Person; (ii) neither Seller nor any of its Affiliates has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation; and (iii) to the Knowledge of the Seller, none of the Copyrights is being interfered with, infringed upon, misappropriated or otherwise violated in any respect by any Person.

         SECTION 6.19      TERMINATION OF DISTRIBUTORSHIP AGREEMENT.

         Each of Seller and Bayer has executed and delivered a legal, valid and binding Contract pursuant to which the Distributorship Agreement will be terminated simultaneously with the Closing without further action thereunder on the part of Seller or Bayer.

         SECTION 6.20      NO OTHER REPRESENTATIONS AND WARRANTIES.

         EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE SELLER DISCLOSURE SCHEDULE, SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH REGARD TO THE PRODUCT, THE PURCHASED ASSETS AND THE BUSINESS, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

             ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Sections hereof) supplied by Buyer to Seller and dated as of the date hereof (the "Buyer Disclosure Schedule"), which Buyer Disclosure Schedule shall be deemed to be representations and warranties of Buyer as if made herein, as follows:

         SECTION 7.01      CORPORATE ORGANIZATION.

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Buyer is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Buyer or materially impair or delay Buyer's ability to perform its obligations hereunder.

         SECTION 7.02      AUTHORITY OF BUYER.

         Buyer has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement have been duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and, when executed and delivered by Seller, will constitute a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         SECTION 7.03      CONSENTS AND APPROVALS.

         Section 7.03 of the Buyer Disclosure Schedule sets forth a complete and accurate list of all consents, waivers, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental or Regulatory Authority that is required by Buyer in connection with the execution and delivery of this Agreement by Buyer or the performance of its obligations hereunder (the "Buyer Governmental Consents").

         SECTION 7.04      NON-CONTRAVENTION.

         The execution and delivery by Buyer of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of Buyer;

                  (b) assuming the receipt of all consents, waivers, approvals, Orders or authorizations of Governmental and Regulatory Authorities required to be obtained by Buyer and the making of all registrations, declarations or filings with Governmental and Regulatory Authorities required to be made by Buyer, conflict with or result in a violation or breach of any term or provision of any Law applicable to Buyer; or

                  (c) conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance upon any Contract to which Buyer is a party or by which Buyer or any of its assets is bound.

         SECTION 7.05      LITIGATION.

         There are no Actions or Proceedings pending, or to the actual knowledge of the executive officers of Buyer, threatened against, relating to, affecting or arising in connection with (a) this Agreement or (b) the transactions contemplated by this Agreement. Buyer is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Buyer to perform its obligations hereunder.

         SECTION 7.06      BROKERS.

         Buyer has not retained any broker in connection with the transactions contemplated hereunder. Seller has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Buyer.

         SECTION 7.07      BAYER AGREEMENTS.

         Each of Buyer and Bayer has executed and delivered the Distribution Agreement and the Trademark Agreement. The Distribution Agreement and the Trademark Agreement are legal, valid and binding Contracts pursuant to which Buyer will obtain, simultaneously with the Closing and without further action thereunder on the part of Buyer or Bayer, all rights required to be obtained from Bayer that are necessary to permit Buyer to market, sell and distribute the Product in the Territory.

         SECTION 7.08      NO OTHER REPRESENTATIONS AND WARRANTIES.

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND IN THE BUYER DISCLOSURE SCHEDULE, BUYER HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN.

                    ARTICLE VIII. COVENANTS OF THE PARTIES

         SECTION 8.01      MAINTENANCE OF BUSINESS PRIOR TO CLOSING.

         From the date of this Agreement until the Closing, Seller shall, and shall cause its Affiliates to, conduct the Business in the Ordinary Course of Business except to the extent specifically contemplated by this Agreement. In particular, during such period, Seller shall, and shall cause its Affiliates to:

                  (a) market, sell and distribute the Product in the Ordinary Course of Business;

                  (b) not transfer any asset that would otherwise constitute a Purchased Asset except Inventories and advertising and promotional materials in the Ordinary Course of Business;

                  (c) submit purchase orders for Product to Bayer in accordance with the Seller's and its Affiliates' past practices for the Product;

                  (d) not enter into any material patent, trademark or tradename or know-how licenses, or any other material leases, licenses, contracts or other commitments, relating to the Purchased Assets;

                  (e) continue to meet the contractual obligations of, and to pay obligations relating to, the Purchased Assets as they mature in the ordinary course;

                  (f) use its and their Reasonable Best Efforts to preserve, in all material respects, the good relations of Seller and its Affiliates with respect to the Business with suppliers, customers and others with whom it has business relations relating to the Business;

                  (g) sell the Product only in the Ordinary Course of Business and at levels consistent with past practices for comparable periods of time;

                  (h) not (i) enter into any Contract that would be an Assumed Contract, or (ii) make or consent to any amendments to, or renewal of, any of the Assumed Contracts which would have the effect of either changing the duration of any such Contract or materially increasing the obligations of Seller or its Affiliates, or materially decreasing the obligations of the other party, under any such Contract, in case of each of clause (i) and (ii) without the prior written consent of Buyer, which shall not be unreasonably withheld; provided that Buyer hereby consents to the entry by an Affiliate of Seller into a Contract relating to the supply of the Product with each Person identified in
Section 8.01(h) of the Seller Disclosure Schedule in the form submitted by Seller's Affiliate to such Person, and provided by Seller to Buyer, prior to the date hereof (each, a "Permitted Contract"); and

                  (i) hold and store all inventories of Product in compliance in all material respects with (a) all applicable Laws, (b) Current Good Manufacturing Practices, (c) the Regulatory Approvals and (d) applicable analytical methods and procedures, material specifications, master batch records and stability protocols.

         SECTION 8.02      REASONABLE BEST EFFORTS.

         Each of the Parties shall use its Reasonable Best Efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the obligations of the other Party hereto to consummate the transactions contemplated hereby to be satisfied, including obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other impairments or delays that are necessary, proper or advisable to the consummation of the transactions contemplated by this Agreement.

         SECTION 8.03      COOPERATION.

         Each Party shall cooperate fully with the other in preparing and filing all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including Seller's cooperation in the efforts of Buyer to obtain any consents and approvals of any Governmental or Regulatory Authority required for Buyer to be able to own the Purchased Assets.

         SECTION 8.04      ACCESS.

                  (a) From the date of this Agreement until the Closing, Seller shall, and shall cause its relevant Affiliates to, permit Buyer and its representatives to have access, during regular business hours and upon reasonable advance notice, to the assets of the Business that will be Purchased Assets, subject to reasonable rules and regulations of Seller and any applicable Laws. Buyer will make all reasonable efforts to minimize any disruption to the business of Seller which may result from the requests for data and information hereunder. Seller shall instruct its employees, counsel and financial advisors to cooperate with Buyer in its investigation of the Business.

                  (b) Upon the request of Seller, from and after the Closing until the expiration of the applicable statute of limitations, Buyer shall permit Seller and its representatives to have access, during regular business hours and upon reasonable advance notice, to inspect and copy the Books and Records and other documents in Buyer's possession to the extent pertaining to the operation of the Business prior to the Closing Date for Tax purposes and in connection with Actions or Proceedings, subject to reasonable rules and regulations of Buyer and any applicable Laws.

                  (c) Prior to exercising its rights under Section 8.04(b), Seller agrees that it will use its Reasonable Best Efforts to obtain or acquire such information or documentation through internal means. Seller shall (i) reimburse Buyer for all reasonable and necessary out-of-pocket expenses incurred by Buyer in complying with any such request by or on behalf of Seller for access or information and (ii) use Reasonable Best Efforts to minimize the disruption to the business of Buyer which may result from the requests for such access, information and documentation under Section 8.04(b).

         SECTION 8.05      PUBLIC ANNOUNCEMENTS.

         Each of Seller and Buyer agree that, prior and subsequent to the Closing, it and its representatives shall keep this Agreement, the facts surrounding the terms and negotiation of this Agreement and the transactions contemplated hereby, disclosures made herein and hereunder, and the results of investigations and audits conducted hereunder, confidential and shall not disclose such information to any other Person through a press release or otherwise (except as necessary to carry out the express terms of this Agreement or to the extent such information becomes public information or generally available to the public through no fault of such Party or its Affiliates) without the prior written consent of the other Party (which shall not be unreasonably withheld), unless such Party has been advised by (a) counsel that disclosure is required to be made under applicable Law or the requirements of a national securities exchange or another similar regulatory body (in which event such Party shall exercise its Reasonable Best Efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the information so disclosed), or (b) such Party's independent accountants that disclosure is required in such Party's public financial statements or the notes thereto; provided that in case of each of the foregoing clauses (a) and
(b) the disclosing Party shall notify the other Party prior to making such disclosure. Notwithstanding the foregoing, Buyer and Seller agree that Buyer shall issue a public statement announcing the execution and delivery of the Agreement in the form attached hereto as Exhibit 8.05.

         SECTION 8.06      BULK SALES.

         Buyer and Seller waive compliance with all bulk sales Laws applicable to the transactions contemplated by this Agreement.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


         SECTION 8.07      NON-SOLICITATION.

         Buyer agrees that, without the prior written consent of Seller, for a period commencing on the date hereof and expiring on the second anniversary of the Closing Date, Buyer will not directly or indirectly (a) induce, encourage or solicit any officer or employee of Seller or any of its Affiliates to leave such employment or to accept any other position or employment with Buyer or (b) assist any Affiliate or representative of Buyer in hiring such employee.

         SECTION 8.08      CORPORATE NAMES.

                  (a) Except as set forth in this Section 8.08, following the Closing, Buyer shall not have any rights by virtue of this Agreement or any of the transactions or agreements contemplated hereby to any NDC numbers, names, trademarks, trade names, trade dress or logos relating to Seller or any of the Affiliates of Seller or any of their products (the "Corporate Names").

                  (b) Buyer may use, in connection with the marketing, sale and distribution of the Product in the United States following Closing,
(i) for up to [***] months following the Closing (or such shorter period as any Governmental or Regulatory Authority shall designate), items of Inventory and packaged Product supplied pursuant to the Interim Packaging Agreement that bear any of the Corporate Names, it being acknowledged and agreed that Buyer will use its Reasonable Best Efforts to use or sell such items of Inventory prior to selling any other product under the trademark or trade name of the Product and
(ii) for up to [***] months following the Closing (or such shorter period as any Governmental or Regulatory Authority shall designate), Product tablets that bear the intagliation "AZ" in the form currently sold by Seller and its Affiliates; it being acknowledged and agreed that Buyer will use its Reasonable Best Efforts to cease using Product tablets that bear the intagliation "AZ" as soon as possible.

                  (c) Buyer shall not use any advertising or promotional materials included in the Purchased Assets in the marketing or promotion of the Product after Closing.

                  (d) Buyer shall use its Reasonable Best Efforts to obtain its own NDC numbers for the Product as soon as practicable after Closing.

         SECTION 8.09      ASSISTANCE IN COLLECTING CERTAIN AMOUNTS.

         For a period of 12 months after the Closing Date, Buyer shall reasonably assist, cooperate with and consult with Seller and its Affiliates in connection with the collection of Accounts Receivable relating to products or goods shipped or sold by Seller or its Affiliates on or before the Closing Date, and Buyer shall remit promptly to Seller or the relevant Affiliate any payments or other sums received by Buyer that relate to any sales, shipments or other matters occurring before the Closing Date or that otherwise are properly for the account of Seller or its Affiliates. If, within 12 months after the Closing Date, Seller or any Affiliate thereof shall wish to make a claim or otherwise take action with respect to an Excluded Asset or Excluded Liability, Buyer shall, and shall cause its Affiliates to, assist, cooperate and consult with Seller and its Affiliates with respect to such action; provided that Seller promptly shall reimburse Buyer for all reasonable out-of-pocket expenses incurred by Buyer or its Affiliates in complying with

Buyer's obligations under this Section 8.09; and provided further, that such assistance and cooperation shall not require instituting or initiating any judicial or other proceedings or taking any action which would harm or have a reasonable likelihood of harming the relationship between the Buyer and the obligor of such Accounts Receivable. Seller shall, and shall cause its Affiliates to, remit promptly to Buyer any payments or other sums received by Seller or any Affiliates after the Closing Date that relate to any sales or shipments made by Buyer after the Closing Date and Seller shall, and shall cause its Affiliates to, use Reasonable Best Efforts to transmit to Buyer all written inquiries or orders, and to refer to Buyer all oral inquiries or orders, relating to the Business that are received by Seller or any Affiliate following the Closing Date; provided that Buyer promptly shall reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller or its Affiliates in complying with Seller's obligations under this Section 8.09.

         SECTION 8.10      HANDLING OF INVENTORY.

         From and after the Closing Date, Buyer shall hold, store, and ship any Inventory in compliance in all material respects with (a) all applicable Laws,
(b) current Good Manufacturing Practices, (c) the Regulatory Approvals, and (d) applicable analytical methods and procedures, material specifications, master batch records, and stability protocols.

         SECTION 8.11      DIFFERENTIATION OF PRODUCT.

         From and after the Closing Date, Buyer shall institute appropriate procedures (which procedures may be tracking of lot number information) to ensure that the Products finished or sold by, or on behalf of, Buyer can be distinguished from the Products finished or sold by, or on behalf of, Seller and its Affiliates; provided that Seller, at its cost, shall cause any partial lot of Inventory to be appropriately stickered to permit such distinguishment prior to delivery to Buyer hereunder.

         SECTION 8.12      REGULATORY MATTERS.

         From and after the Closing (but subject to Seller's and its Affiliates' obligations under Section 8.17 and Section 8.22), Buyer, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by Law in respect of the Regulatory Approvals, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental or Regulatory Authority, (ii) taking all actions and conducting all communication with third parties in respect of the Product (whether sold before or after Closing), including responding to (A) complaints in respect thereof, including complaints related to tampering or contamination, and (B) all medical information requests, and (iii) investigating all complaints and adverse drug experiences in respect of the Product (whether sold before or after Closing).

         SECTION 8.13      RECALLS.

                  (a) From and after the Closing Date, Buyer, at its cost (subject to clause (c) below), shall be solely responsible and liable for conducting all voluntary and involuntary recalls or market withdrawals of units of the Product (whether sold before or after Closing), including recalls required by any Governmental or Regulatory Authority and voluntary

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


recalls and market withdrawals of Product sold prior to Closing or Product included in Inventory that was defective when delivered to Buyer hereunder that are deemed necessary by Seller in its reasonable discretion. Seller promptly shall notify Buyer in the event that a recall of Product sold prior to Closing or Product included in Inventory that was defective when delivered to Buyer hereunder is necessary and Seller shall, and shall cause its relevant Affiliates to, cooperate with Buyer's reasonable requests and use Reasonable Best Efforts to assist Buyer in implementing and effecting such recall or market withdrawal.

                  (b) Notwithstanding the foregoing Seller (or an Affiliate designated by Seller) shall have the right at its expense to conduct any recall or market withdrawal of Product sold prior to Closing or Product included in Inventory if Seller determines that significant health and safety concerns require that Seller or its Affiliates conduct such recall or market withdrawal; provided that prior to initiating any such recall Seller shall consult in good faith with Buyer to determine how such recall or market withdrawal shall be implemented. Buyer shall cooperate with Seller's and its Affiliates' reasonable requests and use Reasonable Best Efforts to assist Seller and its Affiliates in implementing and effecting such recall or market withdrawal.

                  (c) Seller promptly shall reimburse Buyer for all reasonable, documented costs incurred by Buyer in connection with any recall or market withdrawal of Product sold prior to Closing or Product included in Inventory that was defective when delivered to Buyer hereunder.

         SECTION 8.14      PRODUCT RETURNS.

                  (a) Buyer shall accept and process all returns of Product following the Closing and disburse refunds and credits in respect thereof to third parties (whether such Product was sold before or after Closing). Seller promptly shall reimburse Buyer for all reasonable, documented costs and expenses incurred by Buyer in connection with (a) Product sold prior to Closing that is returned any time after Closing due to damage or shipping errors or (b) Product sold prior to Closing that is returned due to expiration during the period commencing on the Closing Date and ending [***] months thereafter. For purposes of this Section 8.14, the calculation of Buyer's reasonable costs and expenses of Products returned shall be equal to the lower of (x) Buyer's actual costs and expenses of Products returned (including refunds and credits), and (y) reimbursement costs specified in Buyer's current returned goods policy, which is attached hereto as Exhibit 8.14. From and after the date of this Agreement, neither Buyer nor Seller shall initiate or encourage any acceleration of or delay in the return of the Product.

                  (b) Promptly after the Closing, Seller and Buyer shall provide written notice to all Persons to which Product was sold by Seller or its Affiliates during the 12 months prior to Closing stating that the Product has been purchased by Buyer and that Seller and its Affiliates no longer accept returns of Product, and directing such Persons to contact Buyer in connection with returns.

         SECTION 8.15      FURTHER ASSURANCES.

                  (a) On and after the Closing, Seller shall from time to time, at the request of Buyer, execute and deliver, or cause to be executed and delivered, such other

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


instruments of conveyance and transfer and take such other actions as Buyer may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Buyer good and marketable title to the Purchased Assets (including assistance in the collection or reduction to possession of any of the Purchased Assets).

                  (b) On and after the Closing, Buyer shall from time to time, at the request of Seller, take such actions as Seller may reasonably request, in order to more effectively consummate the transactions contemplated hereby, including Buyer's assumption of the Assumed Liabilities.

         SECTION 8.16      NET SALES.

         From and after the Closing until the earlier of (a) the date that is 36 months after Closing and (b) the date the $[***] Million Sales Milestone is achieved (such period, the "Earnout Period"), Buyer shall use such efforts and resources as are commonly used by companies in the United States pharmaceutical industry with respect to their principal products to maximize Net Sales. Notwithstanding the foregoing, Buyer shall have the right to transfer all or a portion of its rights and assets related to the Product to a third party; provided that prior to or simultaneously with any such action Buyer shall have paid to Seller the First Contingent Payment, the Second Contingent Payment and the Third Contingent Payment. During the Earnout Period, Buyer shall not effect a Significant Asset Sale unless prior to or simultaneously with the consummation of such transaction Buyer shall have paid to Seller the First Contingent Payment, the Second Contingent Payment and the Third Contingent Payment.

         SECTION 8.17      TRANSITIONAL REGULATORY SERVICES.

         During a transitional period of up to [***] days following the Closing (or such lesser period as Buyer completes arrangements for the assumption of such regulatory activities), Seller and its Affiliates shall assist Buyer in the maintenance of the Regulatory Approvals and the performance of other regulatory compliance activities required to be performed under the Regulatory Approvals (to the extent that such activities have not then been assumed by Buyer) in a manner and intensity of effort consistent with the regulatory procedures of Seller and its Affiliates during the calendar year 2000, and in accordance with Law. At Buyer's request, Seller and its Affiliates shall continue to provide transitional regulatory assistance after the end of the Chargeback Period for a maximum of an additional 40 days; provided that Buyer promptly shall pay Seller upon receipt of an invoice therefor an amount equal to $200 per hour for each hour that each professional or technical employee of Seller or its Affiliates spends performing such regulatory assistance. Except as set forth in the preceding sentence, all costs and expenses for such regulatory transition services will be the responsibility of the Party incurring such costs and expenses; provided, however, that any travel expenses incurred by Seller's and its Affiliate's personnel in connection with providing such services shall be paid promptly by Buyer upon receipt of an invoice therefore from Seller. Buyer shall make all filings with, and take all other actions required by, applicable Governmental or Regulatory Authorities that are necessary to permit Seller and its Affiliates to perform their obligations under this Section 8.17.

         SECTION 8.18      HART-SCOTT-RODINO.

         The Parties hereto specifically agree to promptly prepare and file their respective Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby in accordance with applicable Law and to request early termination of the waiting period under the HSR Act with respect to the transactions contemplated hereby. Each of the Parties hereto shall furnish to the other such information and assistance as the other Party may reasonably request in connection with the preparation of any such HSR Act filings or submissions and provide the other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or any of its representatives, on the one hand, and the applicable Governmental or Regulatory Authority, on the other, with respect to this Agreement and the transactions contemplated hereby. Buyer solely shall be responsible for and pay the required HSR Act filings fees applicable to the transactions contemplated hereby.

         SECTION 8.19      ADVERSE EVENT REPORTING.

         Each Party shall have an obligation to notify the other Party of any adverse experience, whether expected or not, reported to such Party or its Affiliates arising from or in connection with the use of the Product in accordance with the terms of this Section 8.19. Seller's obligation to notify Buyer of such adverse experiences shall commence on the Closing Date and shall terminate four years thereafter. Buyer's obligation to notify Seller of such adverse experiences shall commence on the Closing Date and shall terminate 60 days thereafter. Notification shall occur within 72 hours of receipt of a report of an unexpected fatal or life threatening serious adverse drug experience associated with the Product. For post-marketing adverse drug experience reports, each Party shall report to the other all serious adverse drug experience reports for the Product within five calendar days after the time such report becomes known to any employee, agent or Affiliate of such Party and all other adverse drug experience reports for the Product on a rolling 30 day basis. Each Party shall notify the other within 48 hours of receipt thereof of any information on any incident that causes the Product or the labeling thereof to be mistaken for or applied to another article, any bacteriological contamination, any significant chemical, physical, or other change in a distributed drug product, or any failure of a distributed batch of a drug product to meet specifications. All notifications pursuant to this Section shall be by fax or email at such numbers (or email addresses) agreed upon by the Parties' respective safety divisions. Except as otherwise stated above, the terms "adverse drug experience," "life threatening," "serious adverse drug experience" and "unexpected" used in this Section shall have the meaning set forth in 21 CFR 314.80.

         SECTION 8.20      REBATES.

         As between Buyer and Seller, Seller shall be responsible for and pay all Rebates relating to utilization of the Product during the Rebate Period; provided that if the Rebate Period ends on a day other than the last day of a calendar quarter, the amount of Rebates payable by Seller pursuant to this
Section 8.20 with respect to utilization of the Product during the calendar quarter in which the Rebate Period ends shall be equal to (a) the aggregate amount of all Rebates relating to utilization of the Product during such calendar quarter, multiplied by (b) a fraction, the numerator of which is the number of days from and including the first day of such calendar quarter through and including the last day of the Rebate Period and the denominator of which is the total number of days in such calendar quarter. As between Buyer and Seller, Buyer shall be responsible for and pay all Rebates relating to utilization of the Product after the Rebate Period; provided that if the Rebate Period ends on a day other than the last day of a calendar quarter, the amount of Rebates payable by Buyer pursuant to this Section 8.20 with respect to utilization of the Product during the calendar quarter in which the Rebate Period ends shall be equal to (x) the aggregate amount of all Rebates relating to utilization of the Product during such calendar quarter, multiplied by (y) a fraction, the numerator of which is the number of days from and including the day immediately following the last day of the Rebate Period through and including the last day of such calendar quarter and the denominator of which is the total number of days in such calendar quarter. Buyer shall not enter into any Contract requiring payment of a Rebate during the Rebate Period except in the ordinary course of business and consistent with Seller's and its Affiliates' past practices. Notwithstanding anything herein to the contrary, in no event shall Seller be liable for, and Buyer shall be solely responsible for and shall pay, any and all rebates relating to utilization of any Product bearing Buyer's NDC number.

         SECTION 8.21      CHARGEBACKS.

         As between Buyer and Seller, Seller shall be responsible for and pay all Chargebacks that are submitted by wholesalers and other distributors to either Seller and its Affiliates or Buyer during the Chargeback Period. Notwithstanding anything herein to the contrary, in no event shall Seller be liable for, and Buyer shall be solely responsible for and shall pay, any and all Chargebacks with respect to Product bearing Buyer's NDC number. As between Buyer and Seller, Buyer shall be responsible for and pay all Chargebacks submitted by wholesalers and other distributors to either Seller and its Affiliates or Buyer after the Chargeback Period. Buyer shall not enter into any Contract requiring payment of a Chargeback during the Chargeback Period except in the ordinary course of business and consistent with Seller's and its Affiliates' past practices.

         SECTION 8.22      RESPONSE TO MEDICAL INQUIRIES AND PRODUCT
COMPLAINTS.

         From the date hereof until the Closing and for up to a 60-day period thereafter (the "Inquiry Period"), Seller or its Affiliates shall continue to be responsible for responding to all complaints and medical inquiries with respect to the Product in the United States in accordance with Seller's or its Affiliate's customary internal procedures for responding to such complaints and inquiries; provided that Buyer shall use its Reasonable Best Efforts to assume responsibility for responding to complaints and responses as soon as possible after Closing. Seller or its Affiliate shall document all responses made by it hereunder and shall provide reports thereof on a thirty (30) calendar day basis to Buyer. These Product complaints and medical inquiries may arise from many sources such as (but not limited to) direct telephone calls or written correspondence to either Party. During the Inquiry Period, Buyer shall promptly refer all such Product complaints and medical inquiries that it receives to Seller or its designated Affiliate for response in accordance with Seller's or such Affiliate's customary internal procedures. After the end of the Inquiry Period, Buyer shall assume all responsibility for responding to any medical inquiries or complaints with respect to the Product.

         SECTION 8.23      NON-COMPETITION.

         Seller agrees that during the period commencing the day immediately following the Closing Date and ending on the later of (a) the date of expiration or invalidation of United States Patent 4,600,778 and (b) the date of expiration or invalidation of United States Patent 4,892,741, unless acting pursuant hereto or acting with the prior written consent of the Buyer (which consent may be withheld in Buyer's sole discretion), neither Seller nor any of its Affiliates shall market, sell or distribute in the United States any pharmaceutical product containing nisoldipine as its sole active ingredient. The Parties hereto agree that the duration, geographic scope and other provisions of the non-competition provision set forth in this Section 8.23 are reasonable. In the event that any court determines that the duration, the geographic scope or any other provisions are unreasonable and that such provision is to that extent unenforceable, the Parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable. The Seller agrees that damages are an inadequate remedy for any breach of this
Section 8.23 and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary permanent injunctions without the necessity of posting bond or other security upon any actual breach of this Section 8.23. If Seller or any of its Affiliates shall violate this Section 8.23, the duration of this Section automatically shall be extended as against Seller and its Affiliates for a period equal to the period during which such Party shall have been in violation of this Section. The covenants contained in this Section are deemed to be material and the Buyer is entering into this Agreement in reliance upon such covenants.

         SECTION 8.24      DEPOSIT.

         Buyer has heretofore delivered to Seller the sum of $1,000,000 (the "Deposit Amount"). The Deposit Amount shall not bear interest. If the Closing occurs, the Deposit Amount shall be credited by Seller against the amount of the Base Purchase Price payable by Buyer at Closing. In the event that this Agreement is terminated by either Party pursuant to Section 12.01(a), (b) or
(d), or by Buyer pursuant to Section 12.01(c) or (e), then Seller promptly after such termination shall return the Deposit Amount to the Buyer by wire transfer of immediately available funds. In the event that Seller terminates this Agreement pursuant to Section 12.01(c) or 12.01(e), the Seller shall keep and own the Deposit Amount; provided that the retention of the Deposit Amount shall in no way limit any other rights or remedies available to Seller in respect of such termination.

         SECTION 8.25      GPO ADMINISTRATION FEES AND IFF PAYMENTS.

         As between Buyer and Seller, Seller shall be responsible for and pay all GPO Administration Fees and IFF payments relating to sales of the Product during the Chargeback Period; provided that if the Chargeback Period ends on a day other than the last day of a calendar quarter, the amount of GPO Administration Fees and IFF payments payable by Seller pursuant to this Section
8.25 with respect to sales of the Product during the calendar quarter in which the Chargeback Period ends shall be equal to (a) the aggregate amount of all GPO Administration Fees and IFF payments relating to sales of the Product during such calendar quarter, multiplied by (b) a fraction, the numerator of which is the number of days from and including the first day of such calendar quarter through and including the last day of the Chargeback Period and the denominator of which is the total number of days in such calendar quarter. As between Buyer and Seller, Buyer shall be responsible for and pay all GPO Administration Fees and IFF payments relating to sales of the Product after the Chargeback Period; provided that if the Chargeback Period ends on a day other than the last day of a calendar quarter, the amount of GPO Administration Fees and IFF payments payable by Buyer pursuant to this Section
8.25 with respect to sales of the Product during the calendar quarter in which the Chargeback Period ends shall be equal to (a) the aggregate amount of all GPO Administration Fees and IFF payments relating to sales of the Product during such calendar quarter, multiplied by (b) a fraction, the numerator of which is the number of days from and including the day immediately following the last day of the Chargeback Period through and including the last day of such calendar quarter and the denominator of which is the total number of days in such calendar quarter. Buyer shall not enter into any Contract requiring payment of a GPO Administration Fee during the Chargeback Period except in the ordinary course of business and consistent with Seller's and its Affiliates' past practices. Notwithstanding anything herein to the contrary, in no event shall Seller be liable for, and Buyer shall be solely responsible for and shall pay, any and all GPO Administration Fees and IFF payments relating to sales of any Product bearing Buyer's NDC number.

         SECTION 8.26      FOLLOW-ON PRODUCT DISCLOSURES.

         Promptly after Closing, Seller shall disclose to Buyer, to the extent such disclosure would not violate any confidentiality agreements or similar type of agreements or applicable Law, the names of third parties, if any, with whom it or its Affiliates have discussed patent certification, follow-on-products or next generation products, in each case, however, only to the extent related to the Product.

         SECTION 8.27      TRANSITION SERVICES WITH REGULATORY PLAN.

         Buyer and Seller shall, and shall cause each of their respective Affiliates to, perform, satisfy and comply with the applicable terms and conditions of the Transition Services and Regulatory Plan.

         SECTION 8.28      LOCATION OF AGREEMENT.

         Buyer and Seller shall, and shall cause their Affiliates, agents and representatives to, keep all original counterparts of this Agreement and manually executed duplicates of this Agreement in the United States at all times. Nothing in this Section 8.28 shall prohibit any Person from removing a photocopy or conformed copy of this Agreement from the United States.

         SECTION 8.29      AUDIT EXPENSES.

         All of the fees and expenses charged by KPMG LLP in connection with the audit of the Financial Statements shall be paid by Buyer.

         SECTION 8.30      INITIAL INVENTORY DELIVERY.

                  (a) Prior to Closing Seller, shall deliver to Buyer (and Buyer shall pay the costs of delivery) such number of units of each Presentation of Product in finished package form as Seller estimates would be sufficient to satisfy orders for Product customarily received by Seller in the Ordinary Course of Business during any period of five consecutive Business Days.

                  (b) Prior to Closing, all Product delivered to Buyer pursuant to Section 8.30(a) shall (i) be stored by Buyer in a manner to avoid deterioration, interference, theft, product contamination or admixture with any other materials and (ii) remain the sole property of Seller or its Affiliates at all times. In no event shall Buyer transfer possession of such Product to any Person (other than Seller) prior to Closing.

                  (c) If the Closing occurs, Seller shall cause its relevant Affiliate to transfer to Buyer title to all Product delivered to Buyer pursuant to Section 8.30(a) at Closing.

                  (d) If this Agreement is terminated for any reason, Buyer, at its cost, promptly shall deliver to Seller's Affiliate in Newark, Delaware all Product delivered to Buyer pursuant to Section 8.30(a) in the condition in which such Product was delivered to Buyer.

         SECTION 8.31      PERMITTED CONTRACTS

         During the period between the date hereof and the Closing Date, the account director of Seller's Affiliate formerly responsible for the account of each Person identified in Section 8.01(h) of the Seller Disclosure Schedule shall contact such Person at least once per week (until such time as such Person executes and delivers the relevant Permitted Contract or rejects Seller's Affiliate's offer to enter into such Permitted Contract) to inquire
(a) whether such Person has received such Permitted Contract, (b) whether such Person desires to enter into such Permitted Contract, and (c) if such Person does not desire to enter into such Permitted Contract on the terms offered, then the terms, if any, on which such Person would enter into a Contract relating to the supply of the Product; it being acknowledged and agreed by Buyer that (x) neither Seller nor its Affiliates makes any representation or warranty that any Person identified in Section 8.01(h) of the Seller Disclosure Schedule will enter into a Permitted Contract and (y) neither Seller nor its Affiliates shall be obligated to enter into any Contract with any Person identified in Section 8.01(h) of the Seller Disclosure Schedule on terms other than those expressly set forth in the relevant Permitted Contract. Seller promptly shall report to Buyer the results of each such contact.

              ARTICLE IX. CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), at or before the Closing, of each of the following conditions:

         SECTION 9.01      REPRESENTATIONS, WARRANTIES AND COVENANTS.

         All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though given on and as of such date, Buyer shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date, including making the deliveries required by
Section 5.02(b), and Seller shall have received from Buyer a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

         SECTION 9.02      NO ACTIONS OR PROCEEDINGS.

         No Actions or Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

         SECTION 9.03      CONSENTS.

         All Seller Governmental Consents, Required Seller Third Party Consents (other than any consent required by Seller or its Affiliates in order to assign to Buyer any Assumed Contract) and Buyer Governmental Consents shall have been obtained or made, as the case may be, and the waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

         SECTION 9.04      OTHER CLOSING DELIVERIES.

         Buyer shall have delivered to Seller such other certificates and documents customary in transactions similar to those contemplated hereby (but which shall not include an opinion of counsel) that are reasonably requested by Seller.

               ARTICLE X. CONDITIONS TO THE OBLIGATIONS OF BUYER

         The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Buyer), at or before the Closing, of each of the following conditions:

         SECTION 10.01     REPRESENTATIONS, WARRANTIES AND COVENANTS.

         Seller shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date, including making the deliveries required by Section 5.02(a), all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though given on and as of such date, except that the expiration after the date hereof (but not the termination) of any Product Contract or Multi-Product Contract in accordance with its terms, or the entry by Seller or any of its Affiliates into any Assumed Contract in accordance with Section 8.01(h), shall not be deemed to cause the representations and warranties in Section 6.05 to untrue or incorrect on and as of the Closing Date, and Seller shall have received from Buyer a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer

         SECTION 10.02     NO ACTIONS OR PROCEEDINGS.

         No Actions or Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated, except where the occurrence thereof would not have an Adverse Effect.

         SECTION 10.03     CONSENTS.

         All Seller Governmental Consents, Required Seller Third Party Consents and Buyer Governmental Consents shall have been obtained or made, as the case may be, and the waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

         SECTION 10.04     REGULATORY ASSIGNMENT LETTERS.

         Seller shall deliver to Buyer copies of letters from Seller to the FDA or such other appropriate Governmental or Regulatory Authority as may be necessary to transfer to Buyer all rights of Seller and its Affiliates in and to the Regulatory Approvals and the IND.

         SECTION 10.05     OTHER CLOSING DELIVERIES.

         Seller shall have delivered to Buyer such other certificates and documents customary in transactions similar to those contemplated hereby (but which shall not include an opinion of counsel) that are reasonably requested by Buyer.

                          ARTICLE XI. INDEMNIFICATION

         SECTION 11.01     SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

         The representations and warranties of Seller or Buyer contained in this Agreement shall survive the Closing and remain in full force and effect until the Expiration Date. All representations and warranties contained in this Agreement shall terminate on the Expiration Date; provided that if notice of any claim for indemnification pursuant to Section 11.02(a)(ii) or 11.02(b)(ii) shall have been given prior to the Expiration Date, such indemnification claim shall survive until such time as such claim is finally resolved.

         SECTION 11.02     INDEMNIFICATION.

                  (a) By Seller. Subject to Section 11.03, from and after the Closing, Seller shall indemnify, reimburse, defend and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (the "Seller Indemnified Parties") from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims, fines, penalties, interest and expenses (including reasonable fees and disbursements of attorneys) (collectively, the "Damages"), incurred in connection with, arising out of, or resulting from (i) any breach of any covenant or agreement of Seller herein, (ii) the inaccuracy or breach of any representation or warranty made by Seller in this Agreement, (iii) the failure of Seller and its Affiliates to assume, pay, perform and discharge any Excluded Liabilities, and (iv) any bulk sales Laws applicable to the transactions contemplated by this Agreement.

                  (b) By Buyer. Subject to Section 11.03, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (the "Buyer Indemnified Parties" and, together with the Seller Indemnified Parties, the "Indemnified Parties") from and against any and all Damages incurred in connection with, arising out of, or resulting from (i) any breach of any covenant or agreement of Buyer herein, (ii) the inaccuracy or breach of any representation or warranty made by Buyer in this Agreement, (iii) the failure of Buyer to assume, pay, perform and discharge any Assumed Liabilities, (iv) the ownership and operation of the Purchased Assets after Closing, and (v) the inclusion of the Financial Statements in any registration statement, report or other submission filed with the SEC by Buyer, except to the extent that such Loss arises out of or results from any untrue statement of a material fact in the Financial Statements or omission to state in the Financial Statements any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Procedures. The Indemnified Party shall give the indemnifying Party (the "Indemnifying Party") prompt written notice (an "Indemnification Claim Notice") of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under
Section 11.02(a) or Section 11.02(b), provided, however, that any failure to give such notice shall not waive any rights of an Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period contemplated by Section 11.01(a) hereof has expired without notice being given. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Damages.

                  (d) Third Party Claims. The obligations of an Indemnifying Party under this Section 11.02 with respect to Damages arising from claims of any third party that are subject to indemnification as provided for in Section 11.02(a) or Section 11.02(b) (a "Third Party Claim") shall be governed by and be contingent upon the following additional terms and conditions:

                           (i)      At its option, the Indemnifying Party may
assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within forty-five (45) days (the "Response Period") after the Indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party's claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party, subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including reasonable attorneys' fees and costs of suit) and any Damages incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

                           (ii)     Without limiting Section 11.02(d)(i), any
Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party's own expense unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (B) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.02(d)(i) (in which case the Indemnified Party shall control the defense), or
(C) the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable Law, ethical rules or equitable principles.

                           (iii)    With respect to any Damages relating solely
to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Damages in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.02(d)(i), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of Damages by an Indemnified Party in connection with a Third Party Claim that is reached without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). No Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

                           (iv)     If the Indemnifying Party chooses to defend
or prosecute any Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof and promptly shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making relevant employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                  (e) Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

         SECTION 11.03     LIMITATIONS.

                  (a) In no event shall Seller be liable for any Damages pursuant to Section 11.02(a)(ii) unless and until the aggregate amount of all such Damages exceeds $5,000,000, in which case Seller shall be liable for all such Damages (including the first $5,000,000 of Damages). In no event shall the aggregate liability of Seller for Damages pursuant to Section 11.02(a)(ii) exceed the Purchase Price.

                  (b)      The amount of any Damages under Section 11.02(a) or
Section 11.02(b) shall be reduced by (i) the amount of any actual Tax benefits received by the Indemnified Party that result from the Liability that gave rise to such indemnity and (ii) the amount of any insurance proceeds paid to the Indemnified Party relating to such claim, but excluding any amounts paid by an Indemnified Party's wholly-owned insurance subsidiary funding such Indemnified Party's self-insured retention.

                  (c) THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS.

         SECTION 11.04     SET OFF.

         Each Party shall be entitled to set off, off-set and deduction against the other but only to the extent of amounts owed by the other under this Agreement and agreed to by the other in writing or amounts determined to be owed by the other under this Agreement by a final, non-appealable judgment of a court of competent jurisdiction.

         SECTION 11.05     SPECIFIC PERFORMANCE.

         The Parties acknowledge and agree that upon a breach of Sections 2.02, 5.02(c), 8.02, 8.03, 8.04, 8.05, 8.07, 8.09, 8.10, 8.11, 8.13, 8.14, 8.15, 8.16,
8.17, 8.18, 8.19, 8.22, 8.23, 8.26, 8.27, 8.28 and 8.30, the non-breaching party may not have an adequate remedy available at Law; and accordingly, the Parties agree that, in addition to any other rights and remedies available at Law or otherwise, the non-breaching Party shall be entitled to specific performance with respect to Sections 2.02, 5.02(c), 8.02, 8.03, 8.04, 8.05, 8.07, 8.09, 8.10, 8.11, 8.13, 8.14, 8.15, 8.16, 8.17, 8.18, 8.19, 8.22,
8.23, 8.26, 8.27, 8.28 and 8.30 without the need to post bond or prove damages.

         SECTION 11.06     REMEDIES EXCLUSIVE.

         From and after the Closing, the remedies set forth in this Article XI shall be exclusive and in lieu of any other remedies that may be available to the Indemnified Parties under any theory of liability and pursuant to any statutory or common law with respect to any Damages of any kind or nature directly or indirectly resulting from or arising out of any breach of this Agreement (including alleged breaches or inaccuracies of any representation, warranty or covenant or for any alleged misrepresentation) or the transactions contemplated hereby. Without limiting the foregoing, the Seller acknowledges and agrees that after the Closing neither the Seller nor any of its Affiliates will retain any security interest in or on any of the Purchased Assets.

                   ARTICLE XII. TERMINATION AND ABANDONMENT

         SECTION 12.01     METHODS OF TERMINATION.

         The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing:

                  (a)      by mutual written agreement of Seller and Buyer; or

                  (b) by either Seller or Buyer if the Closing shall not have occurred by March 30, 2002; provided that the terminating Party is not in material breach of its representations, warranties, or obligations hereunder and the terminating Party is not unreasonably causing delay of the Closing;

                  (c) by either Seller or Buyer if the other Party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other Party which proceeding remains undismissed for a period of thirty (30) days;

                  (d) by either Seller or Buyer if there shall be in effect any Law that prohibits the Closing or if the Closing would violate any non-appealable Order; or

                  (e) by either Seller or Buyer if the other Party has breached any material obligation hereunder that remains uncured for a period of thirty (30) days after written notice and demand for cure thereof by the non-breaching Party, unless such breach is not capable of cure, in which event the non-breaching Party may terminate immediately.

         SECTION 12.02     PROCEDURE UPON TERMINATION.

         In the event of termination and abandonment under Section 12.01 hereof, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by the Parties. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (a) Each Party, if requested, will redeliver all documents, work papers and other material of the other Party and its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same;

                  (b) All confidential information received by a Party or its Affiliates with respect to the business of the other Party or its Affiliates shall be treated in accordance with that certain Reciprocal Confidentiality Agreement, dated July 17, 2000, by and between Buyer and AstraZeneca Pharmaceuticals LP, as supplemented by that certain letter agreement, dated August 29, 2001, by and between Buyer and AstraZeneca Pharmaceuticals LP; and

                  (c) No Party and none of their respective directors, officers, stockholders, Affiliates or controlling Persons shall have any further liability or obligation to any other Party to this Agreement except as stated in subparagraphs (a) and (b) of this Section and Sections 8.24, 8.29 and 8.30(b) and (d), except that (i) nothing in this Section 12.02 shall prejudice any rights, claims, or causes of action that may have accrued hereunder or with respect hereto prior to the date of such termination and (ii) the provisions of
Article XIII shall survive any termination of this Agreement.

                          ARTICLE XIII. MISCELLANEOUS

         SECTION 13.01     CONFIDENTIALITY.

                  (a) After the Closing, Seller shall not, without the prior written consent of Buyer, disclose to any Person confidential information relating to or concerning the Purchased Assets or the Business, except to Seller's employees or representatives who need to know such information for purposes of Taxes, accounting, pending litigation and other matters necessary in respect of the Seller's ownership, prior to the Closing Date, of the Purchased Assets or the Business, unless Seller has used its best efforts to
(i) consult with Buyer and obtain Buyer's consent in a timely manner, but has not been able to do so, and (ii) Seller has been advised by counsel that disclosure is required to be made under applicable Law or the requirements of a national securities exchange or another similar regulatory body. In the event that Seller is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any information supplied to Seller in the course of its ownership of the Purchased Assets, Seller shall provide Buyer with prompt notice of such request or demands or other similar process so that the Buyer may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive Seller's compliance with the provisions of this
Section 13.01(a) as appropriate.

                  (b)      The term confidential information as used in this
Section 13.01 does not include information which (i) becomes generally available to the public other than as a result of disclosure by Seller, (ii) was available on a non-confidential basis prior to its disclosure by Seller, or
(iii) becomes available to Seller on a non-confidential basis from a source other than the Buyer, provided that such source is not bound by a confidentiality agreement with Buyer.

         SECTION 13.02     NOTICES.

         All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the Parties at the following addresses or facsimile numbers:

         If to Buyer to:

                  First Horizon Pharmaceutical Corporation
                  660 Hembree Parkway, Suite 106
                  Roswell, GA 30076
                  Attn: Office of the President
                  Fax: 770-442-9594

         With copies to:

                  Burke, Warren, MacKay & Serritella, P.C.
                  330 N. Wabash, Suite 2200
                  Chicago, IL 60611
                  Attn: Christopher R. Manning
                  Fax: 312-840-7900

         If to Seller to:

                  AstraZeneca UK Limited
                  15 Stanhope Gate
                  London W1K 1LN
                  England
                  Attn: Company Secretary and Solicitor
                  Fax: 44-20-7304-5188

         With copies to:

                  AstraZeneca Pharmaceuticals LP
                  1800 Concord Pike
                  Wilmington, DE  19850-5438
                  Attn:  General Counsel
                  Fax: 302-886-1578

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon receipt, (b) if delivered by facsimile to the facsimile number as provided in this Section, be deemed given upon receipt by the sender of the answer back confirmation and (c) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Either Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party in accordance with the terms of this Section.

         SECTION 13.03     ENTIRE AGREEMENT.

         This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) contains the sole and entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, including that certain No-Shop Agreement between the Parties dated as of December 20, 2001 and amended as of January 29, 2002.

         SECTION 13.04     WAIVER.

         Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         SECTION 13.05     AMENDMENT.

         This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party hereto.

         SECTION 13.06     THIRD PARTY BENEFICIARIES.

         The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI. This Agreement may be amended, supplemented, modified or terminated by the Parties without notice or other obligation to any Person entitled to such indemnity.

         SECTION 13.07     ASSIGNMENT; BINDING EFFECT.

         Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, and any attempt to do so will be void. Notwithstanding the foregoing, during the Earnout Period Buyer may assign this Agreement and its rights and interests hereunder without the consent of the Seller to any Person which acquires all or substantially all of its assets; provided that such Person does not at the time of such acquisition produce, market, sell or distribute a calcium channel blocker pharmaceutical product. Without the prior written consent of Seller, which shall not be unreasonably withheld or delayed, during the Earnout Period Buyer shall not engage in, effect or undergo any Change of Control in which the acquiring Person or the surviving entity, as the case may be, at the time of such transaction, produces, markets, sells or distributes a calcium channel blocker pharmaceutical product. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns. Upon the later of (a) the date of termination of the Earnout Period and (b) the date on which Buyer pays to Seller the First Contingent Payment, Second Contingent Payment, and Third Contingent Payment if such payment is required pursuant to Section 4.01, any and all restrictions on transfer of the Purchased Assets set forth in this Agreement shall become void and unenforceable.

         SECTION 13.08     HEADINGS.

         The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         SECTION 13.09     SEVERABILITY.

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

         SECTION 13.10     GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

         SECTION 13.11     CONSENT TO JURISDICTION AND FORUM SELECTION.

         THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE INITIATED AND TRIED EXCLUSIVELY IN THE LOCAL AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE. THE AFOREMENTIONED CHOICE OF VENUE IS INTENDED BY THE PARTIES TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF LITIGATION BETWEEN THE PARTIES WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT IN ANY JURISDICTION OTHER THAN THAT SPECIFIED IN THIS SECTION. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION, AND STIPULATES THAT THE LOCAL AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE SHALL HAVE PERSONAL JURISDICTION AND VENUE OVER EACH OF THEM FOR PURPOSES OF LITIGATING ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY HEREBY AUTHORIZES AND AGREES TO ACCEPT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT AS CONTEMPLATED BY THIS SECTION BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID TO ITS ADDRESS FOR THE GIVING OF NOTICES AS SET FORTH IN THIS AGREEMENT, OR IN THE MANNER SET FORTH IN SECTION 13.02 OF THIS AGREEMENT FOR THE GIVING OF NOTICE. ANY FINAL JUDGMENT RECEIVED AGAINST A PARTY IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

         SECTION 13.12     EXPENSES.

         Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

         SECTION 13.13     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         SECTION 13.14     SCHEDULES, EXHIBITS AND OTHER DOCUMENTS.

         The Exhibits, Schedules, certificates and notices specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement.




           (The remainder of this page is left blank intentionally.)

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties all as of the date first above written.


                                    ASTRAZENECA UK LIMITED


                                    By: /s/ Glenn M. Engelmann
                                       ----------------------------------------
                                       Name: Glenn M. Englemann
                                       Title: Attorney-In-Fact


                                    FIRST HORIZON PHARMACEUTICAL CORPORATION


                                    By: /s/ Mahendra G. Shah, Ph.D.
                                       ----------------------------------------
                                       Name: Mahendra G. Shah, Ph.D.
                                       Title: CEO